                                                                    EXHIBIT 99.2




                            SHARE PURCHASE AGREEMENT



                                    BETWEEN



                         ALLIED WASTE INDUSTRIES, INC.

                                      AND

                      ALLIED WASTE HOLDINGS (CANADA) LTD.

                                      AND

                          LAIDLAW WASTE SYSTEMS, INC.

                                      AND

                            USA WASTE SERVICES, INC.

                                      AND

                          CANADIAN WASTE SERVICES INC.



                                JANUARY 15, 1997

                               TABLE OF CONTENTS

                                                                                                          PAGE NO.
                                                                                                          --------
                                               ARTICLE I
                                     DEFINITIONS AND INTERPRETATION


1.1              Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.2              Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
1.3              Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
1.4              Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


                                               ARTICLE II
                                            THE ACQUISITION


2.1              Sale and Purchase of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
2.2              Consideration for Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
2.3              Allocation of Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
2.4              Post-Closing Adjustment of Working Capital. . . . . . . . . . . . . . . . . . . . . . . . .  13


                                              ARTICLE III
                                    THE CLOSING AND RELATED MATTERS


3.1              The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
3.2              Other Actions at the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
3.3              Actions in Contemplation of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


                                               ARTICLE IV
                             REPRESENTATIONS AND WARRANTIES OF THE VENDORS


4.1              Organization of the Vendors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
4.2              Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
4.3              No Violations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
4.4              Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
4.5              Acquired Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
4.6              No Other Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
4.7              Conduct of Solid Waste Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
4.8              Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
4.9              Absence of Certain Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
4.10             No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
4.11             Acquired Subsidiary Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
4.12             Landfills . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
4.13             Taxes and Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

4.14             Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
4.15             Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
4.16             Governmental Licences and Permits; Compliance with Laws . . . . . . . . . . . . . . . . . .  23
4.17             Labour Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
4.18             Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
4.19             Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
4.20             Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
4.21             Officers and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
4.22             Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
4.23             Intercompany Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
4.24             Residency of Allied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
4.25             Aggregation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


                                               ARTICLE V
                            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


5.1              Organization of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
5.2              Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
5.3              No Violations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
5.4              Consents and Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
5.5              Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
5.6              Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
5.7              Securities Act Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29


                                               ARTICLE VI
                                  VENDORS' AGREEMENTS PENDING CLOSING


6.1              Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
6.2              Forbearance by the Acquired Subsidiaries of Purchaser . . . . . . . . . . . . . . . . . . .  30
6.3              Access and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
6.4              Access to Environmental Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
6.5              Consummation of Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


                                              ARTICLE VII
                                  PURCHASER COVENANTS PENDING CLOSING


7.1              Certain Notifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
7.2              Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
7.3              Consummation of Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                              ARTICLE VIII
                                           MUTUAL CONDITIONS


8.1              No Adverse Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.2              Competition Act Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.3              Investment Canada Act Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
8.4              Section 116 Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                               ARTICLE IX
                                 CONDITIONS TO PURCHASER'S OBLIGATIONS

9.1              Representations True at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
9.2              No Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
9.3              Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
9.4              Discharge of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
9.5              Intercompany Agreements and Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . .  35
9.6              Opinion of Vendors' Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36


                                               ARTICLE X
                                 CONDITIONS TO THE VENDORS' OBLIGATIONS


10.1             Representations True at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
10.2             Ancillary Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
10.3             Opinion of Purchaser's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                               ARTICLE XI
                                         ADDITIONAL AGREEMENTS


11.1             Competition Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
11.2             Investment Canada Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
11.3             Other Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
11.4             Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
11.5             Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
11.6             Use of Laidlaw Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
11.7             Allied Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
11.8             Allied Parent Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
11.9             USA Waste Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
11.10            Respective Releases of Non-Competition Agreements . . . . . . . . . . . . . . . . . . . . .  40

                                              ARTICLE XII
                                              TAX MATTERS


12.1             Future Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
12.2             Tax Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
12.3             Other Tax Matters, Post-Closing Cooperation . . . . . . . . . . . . . . . . . . . . . . . .  42
12.4             Tax Controversies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
12.5             Certain Pending Tax Controversies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45


                                              ARTICLE XIII
                         NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES


13.1             Nature of Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
13.2             Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . .  46


                                              ARTICLE XIV
                                            INDEMNIFICATION


14.1             Indemnification by the Vendors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
14.2             Indemnification by Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
14.3             Exclusivity of Indemnification Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
14.4             Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
14.5             Claims Between the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
14.6             Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
14.7             Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52


                                               ARTICLE XV
                                       AMENDMENT AND TERMINATION


15.1             Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
15.2             Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
15.3             Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
15.4             Consequences of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53


                                              ARTICLE XVI
                                    INTERPRETATION AND MISCELLANEOUS


16.1             Non-Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
16.2             Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
16.3             Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
16.4             Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

16.5             Assignment:  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
16.6             Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
16.7             Governing Law:  Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
16.8             Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
16.9             Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
16.10            Joint Drafting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
16.11            Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
16.12            No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56


                                LIST OF EXHIBITS

        Exhibit A - Principal Terms of Allied Transition Agreement
        Exhibit B - Principal Provisions of Opinion of Vendors' Counsel Exhibit C - Principal Provisions of Opinion of Purchaser's Counsel Exhibit D - Form of Environmental Permit Direction Agreement Exhibit E - Form of Allied Non-Competition Agreement
        Exhibit F - Form of Allied Release

                                   SCHEDULES

                  Identification of Resource Recycling Assets
                           Vendor Disclosure Schedule

                            SHARE PURCHASE AGREEMENT

       MEMORANDUM OF AGREEMENT made as of the 15th day of January, 1997.

B E T W E E N:

                           ALLIED WASTE INDUSTRIES, INC.,
                           a corporation existing under the laws of the State of Delaware,

                           (hereinafter referred to as "Allied Parent"),

                                                              OF THE FIRST PART,

                                           - and -

                           ALLIED WASTE HOLDINGS (CANADA) LTD.,
                           a corporation existing under the Canada Business Corporations Act,

                           (hereinafter referred to as "Allied"),

                                                             OF THE SECOND PART,

                                           - and -

                           LAIDLAW WASTE SYSTEMS, INC.,
                           a corporation existing under the laws of the State of Delaware,

                           (hereinafter referred to as "LWSI"),

                                                              OF THE THIRD PART,

                                           - and -

                           USA WASTE SERVICES, INC.,
                           a corporation existing under the laws of the State of Delaware,

                           (hereinafter referred to as "USA Waste"),

                                                             OF THE FOURTH PART,

                                            - and -

                           CANADIAN WASTE SERVICES INC.,
                           a corporation existing under the laws of the Province of Ontario,

                           (hereinafter referred to as the "Purchaser"),

                                                              OF THE FIFTH PART.


                 WHEREAS on December 30, 1996, Allied acquired, pursuant to a Stock Purchase Agreement (the "SPA") made as of September 17, 1996 between Allied, Allied Waste North America, Inc. ("Allied NA"), Allied Parent, Laidlaw Inc., Laidlaw Transportation, Inc., Laidlaw Waste Systems, Inc., Laidlaw Waste Systems (Canada) Ltd. and Laidlaw Medical Services Ltd. (the latter five parties being sometimes hereinafter collectively referred to as "Laidlaw"), among other assets, the shares of a number of direct and indirect subsidiaries of Laidlaw Inc., including shares in the capital of Laidlaw Waste Systems (Canada) Ltd.;

                 AND WHEREAS LWSI holds, among other assets, shares in the capital of Laidlaw Waste Systems Ltd.;

                 AND WHEREAS Allied and LWSI are sometimes hereinafter collectively referred to as the "Vendors", and individually as a "Vendor";

                 AND WHEREAS the Vendors wish to sell to the Purchaser and the Purchaser wishes to purchase all of the issued and outstanding shares in the capital of certain of such subsidiaries for the consideration and on the terms and subject to the conditions set forth in this Agreement;

                 AND WHEREAS the Acquired Subsidiaries (as hereinafter defined) carry on all of the Solid Waste Business (as hereinafter defined) that is carried on in Canada by Allied Parent and its Subsidiaries;

                 AND WHEREAS the Vendors and the Purchaser (collectively, the "Parties") have agreed that the representations, warranties and covenants regarding such subsidiaries with respect to all periods prior to December 31, 1996 made by the Vendors to the Purchaser herein are derived from and shall be limited by the representations, warranties and covenants made by Laidlaw to the Vendors in the SPA;

                 NOW THEREFORE in consideration of the respective representations, warranties and covenants of the Parties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties hereby agree as follows:


                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION


1.1              Definitions.  In this Agreement:

         "ACQUIRED SUBSIDIARIES" means Laidlaw Waste Systems (Canada) Ltd., Laidlaw Waste Systems Ltd., Laidlaw Energy Technologies Ltd., Laidlaw Waste Systems (Richmond) Ltd., Laidlaw Waste Systems (Storrington) Ltd., Laidlaw Waste Systems (Ottawa) Ltd., 3240720 Canada Inc., 635952 Ontario Inc., Laidlaw Waste Systems (Durham) Ltd., Laidlaw Waste Systems (Warwick) Ltd., 2686848 Canada Inc., Bestan Inc., Gestion de Rebuts Laidlaw Quebec Ltee., Centre de Tri Transit (1) Inc./Transit Sorting Center (1) Inc., Location Sanico Ltee, Dechex Ltee and Endwaste Inc.

         "ACQUISITION" means the acquisition of the Shares by the Purchaser.

         "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, with the terms "CONTROL" and "CONTROLLED" meaning for purposes of this definition the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

         "ALLIED EMPLOYEE PLANS" has the meaning ascribed thereto in Section
         4.18.

         "ALLIED GROUP" means, at any date, the Vendors and all of the Acquired Subsidiaries, and "MEMBER OF THE ALLIED GROUP" refers to either Vendor or any such Acquired Subsidiary.

         "ALLIED GROUP FINANCIAL STATEMENTS" means the financial statements of the Acquired Subsidiaries delivered to the Purchaser under Section 4.8(a).

         "ALLIED GROUP INCOME TAXES" means all Taxes, including United States and Canadian federal, state, provincial and local Taxes for which any Acquired Subsidiary is or may be directly or indirectly liable (and including interest and penalties thereon), based on or measured by the income or profits of any Acquired Subsidiary.

         "ALLIED GROUP LANDFILL" means any landfill owned, occupied, leased or operated by, or under the management or control of, an Acquired Subsidiary as set forth in Section 4.12 of the Vendor Disclosure Schedule.

         "ALLIED GUARANTEE" means any guarantee, performance guarantee, bond, performance bond, suretyship arrangement, surety bond, credit, letter of credit, reimbursement agreement or other undertaking, deposit commitment or arrangement by which any member of the Allied Group or Allied Parent (or any Subsidiary of Allied Parent) or Laidlaw Inc. (or any Subsidiary of Laidlaw Inc.) is or may be primarily, secondarily, contingently or conditionally liable for or in respect of (or which creates, constitutes or evidences a Lien on any of the assets or properties of any member of the Allied Group or Allied Parent (or any Subsidiary of Allied Parent) or Laidlaw Inc. (or any Subsidiary of Laidlaw Inc.) which secures the payment or performance of) any present or future liability or obligation of any Acquired Subsidiary as set forth on in Section 4.19(h) of the Vendor Disclosure Schedule.

         "ALLIED ISSUER BANK" means any bank or other financial institution which is the issuer of a letter of credit which is an Allied Guarantee.

         "ALLIED NON-COMPETITION AGREEMENT" means the agreement to be entered into at Closing between Allied Parent and the Purchaser that is to govern the matters described in Exhibit E.

         "ALLIED PENSION PLAN" has the meaning ascribed thereto in Section
         4.18.

         "ALLIED RELEASE" means the agreement to be executed by Allied Parent, Allied NA and the Vendors on the day prior to the Closing Date in favour of the Acquired Subsidiaries that is to govern the matters described in Exhibit F.

         "ALLIED SETTLEMENT STATEMENT" has the meaning set forth in Section
         2.4.

         "ALLIED TRANSITION AGREEMENT" means the agreement to be entered into at Closing between Allied Parent (and, as necessary, certain of its Subsidiaries), the Acquired Subsidiaries, the Purchaser and USA Waste that is to govern the matters described in Exhibit A.

         "ANCILLARY AGREEMENTS" means, collectively, the Allied Transition Agreement, the Allied Release, the Allied Non-Competition Agreement and the Environmental Permit Direction Agreement.

         "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

         "C$" refers to the lawful currency of Canada.

         "CLOSING" has the meaning specified in Section 3.1.

         "CLOSING DATE" means (a) February 28, 1997, which date shall be extendible to any Business Day up to and including March 31, 1997 by written notice given by either the Vendors or the Purchaser not later than February 26, 1997 in the event that one or more of the conditions of Closing set forth herein in favour of the Vendors or the Purchaser, as the case may be, are not satisfied or waived on or before February 26, 1997, or (b) such other date as to which the Parties may agree.

         "CLOSING DATE WORKING CAPITAL" means the positive or negative amount obtained by subtracting (a) the amount which would be reflected as current liabilities on a combined balance sheet of the Acquired Subsidiaries dated as of the Closing Date and prepared in accordance with GAAP on a consistent basis with the Allied Group Financial Statements from (b) the amount which would be reflected on such a balance sheet as current assets.

         "COMPETITION ACT" means the Competition Act (Canada), R.S.C. 1985, c. C-34, as amended.

         "COMPETITION ACT DIRECTOR" means the Director of Investigation and Research appointed under the Competition Act.

         "CONFIDENTIALITY AGREEMENT" means the confidentiality agreement made as of December 13, 1996 between Allied Waste Industries, Inc. and USA Waste Services, Inc., as amended from time to time.

         "DAMAGES" means all obligations, claims, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, fines, and reasonable costs and expenses (including, but not limited to, reasonable costs and expenses incurred in connection with the performance of obligations, interest, bonding and court costs and attorneys', accountants', engineers', consultants' and investigators' fees and disbursements) and disbursements incurred in connection with any investigation or defence of any of the foregoing.

         "ENVIRONMENTAL CLAIM" means any claim by a Person alleging or imposing actual or potential liability (including potential liability for any investigatory cost, containment or oversight cost, control cost, prevention cost, remediation cost, cleanup cost, governmental response cost, natural resources damage, toxic tort claim, property damage, personal injury, or penalty) arising out of, based on, resulting from or relating to (a) the presence, storage, transport, disposal, use, discharge, release or threatened release of any Hazardous Substance at any location, whether or not owned by the Person against which the claim is made, or (b) circumstances forming the basis for any liability under, or any violation or alleged violation of, any Environmental Law.

         "ENVIRONMENTAL LAWS" means all applicable U.S. or Canadian federal, state, provincial, local and other foreign Laws, including common Laws and administrative or judicial interpretations of those Laws by any Governmental Entity, and published non-legally binding policies and guidelines of any Canadian Governmental Entity, relating to the preservation of natural resources, pollution or the protection of human health and safety from the effects of pollution or the environment (which includes its ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, recycling, reporting or handling of Hazardous Substances, but not including zoning and land use Laws.


         "ENVIRONMENTAL PERMIT DIRECTION AGREEMENT" means the agreement to be entered into at Closing by Allied Parent, the Vendors and the Purchaser in the form of and substantially on the terms and conditions set out in Exhibit D.

         "ENVIRONMENTAL PERMITS" means all permits, licences, registrations, certifications, exemptions, approvals and other authorizations of or by any Governmental Entity required under any Environmental Law for any Acquired Subsidiary to conduct its operations as presently conducted.

         "ENVIRONMENTAL REPORT" means the environmental report prepared by Emcon Environmental Services, Inc. reflecting its findings and recommendations concerning the Phase I and II environmental assessments of each parcel of real property owned, or under the management or control of, or operated, leased, or occupied by, an Acquired Subsidiary, a copy of which has been delivered to the Purchaser.

         "GAAP" means United States generally accepted accounting principles consistently applied throughout the specified period.

         "GOVERNMENTAL ENTITY" means any U.S., Canadian, state, territorial, federal, provincial, local or foreign court, executive office, legislature, governmental agency or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

         "HAZARDOUS SUBSTANCES" means chemicals, pollutants, contaminants, wastes (including ambient wastes, hazardous wastes and liquid industrial wastes), or other substances (including toxic, deleterious or hazardous substances), as defined, listed or regulated pursuant to Environmental Laws, including, asbestos or asbestos- containing materials, polychlorinated biphenyls, pesticides and oils, and petroleum and petroleum products (as those exemplary terms are defined in or regulated under the United States National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R Sections 300.1 et seq. and other Environmental Laws).

         "ICA MINISTER" means the Minister responsible for administering the Investment Canada Act.

         "INCOME TAX ACT" means the Income Tax Act (Canada), R.S.C. 1985,
         c. 1, as amended.

         "INDEBTEDNESS" means with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Person with respect to guarantees, (d) all obligations of such Person under leases of property which are required to be capitalized under GAAP, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business), (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements,
         (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "INTERCOMPANY AGREEMENTS" means all contracts, agreements, policies, practices and understandings, whether written or oral, between any one or more of the Acquired Subsidiaries, on the one hand, and either Vendor or any other Affiliate of either Vendor (other than the Acquired Subsidiaries), on the other hand, relating to any sharing or allocation of expenses, personnel, services or facilities.

         "INTERCOMPANY INDEBTEDNESS" means, at any date, all amounts owed on that date by an Acquired Subsidiary, or any obligation of an Acquired Subsidiary, contingent or otherwise on that date, to Allied Parent or any Subsidiary of Allied Parent (other than the Acquired
         Subsidiaries), including under any Intercompany Agreement.

         "INVESTMENT CANADA ACT" means the Investment Canada Act (Canada), R.S.C. 1985, c. C-28, as amended.

         "LAIDLAW EMPLOYEE STOCK OPTION PLAN" has the meaning in this Agreement that it has in the SPA.

         "LAIDLAW SELLERS" has the meaning ascribed thereto in the SPA.

         "LAW" means a law, statute, ordinance, rule, code or regulation enacted or promulgated, or order, directive, instruction or other legally binding guideline or policy issued or rendered by, any Governmental Entity.

         "LIEN" means a lien, mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, easement, preference, priority, assessment, security interest, lease, sublease, charge, claim, adverse claim, levy, interest of other Persons, or other encumbrance of any kind (including any conditional sale or other title retention agreement having the same economic effect as any of the foregoing).

         "MATERIAL ADVERSE EFFECT" means (a) when used with reference to the Acquired Subsidiaries, a material adverse effect on the financial condition, business, assets, prospects or results of operations of the Acquired Subsidiaries taken as a whole, (b) when used with reference to the Vendors or Allied Parent, a material adverse effect on their ability to perform their obligations under this Agreement or any Ancillary Agreement to which either of them is a party, and (c) when used with reference to the Purchaser, a material adverse effect on its ability to perform its obligations under this Agreement or any Ancillary Agreement to which it is a party.

         "PERMITTED LIENS" means (a) those Liens set forth in Section 4.11 of the Vendor Disclosure Schedule (other than in part 1 on pages 1 and 2 of such Section), (b) any servitude, easement, restriction, right of way, reservation or other similar right in real property or any interest therein owned or occupied under lease by an Acquired Subsidiary, provided the same is not of such nature as to materially adversely affect the use by such Acquired Subsidiary of the real property subject thereto, (c) Liens for water, electricity and sewer charges and current taxes not yet due and payable or being contested in good faith, (d) inchoate Liens and statutory Liens claimed or held by any Governmental Entity that have not been filed or registered against the title to the real property owned or occupied under lease by an Acquired Subsidiary or served upon Allied

         Parent or any of its Subsidiaries, and (e) other Liens (including, mechanics', couriers', workers', repairers', materialmen's, warehousemen's and other similar Liens) arising in the ordinary course of business as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto.

         "PERSON" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

         "POST-CLOSING TAX PERIOD" means any Tax period (or portion thereof) beginning at or after 12:00 a.m. (Toronto time) on the Closing Date.

         "PRE-CLOSING ALLIED INSURANCE CLAIMS" means any U.S. liability, personal injury, property damage, workers compensation or other similar claim (other than health and welfare insurance claims) made against any Acquired Subsidiary by any Person with respect to a loss, damage, claim, incident or occurrence which occurred before December 30, 1996, including any such matter which was incurred but not reported before December 30, 1996.

         "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending at or before 11:59 p.m. (Toronto time) on the day prior to the Closing Date.

         "PURCHASE PRICE" has the meaning specified in Section 2.2.

         "RESOURCE RECYCLING ASSETS" means those assets identified as such in the Resource Recycling Schedule.

         "RESOURCE RECYCLING SCHEDULE" means the schedule so entitled and signed for identification purposes only by the President or Secretary of either Vendor, which the Vendors have delivered to the Purchaser on or before the date of this Agreement, and which identifies certain assets and liabilities of the Acquired Subsidiaries that are intended to be conveyed by them to another corporation, which is not an Acquired Subsidiary, at or prior to Closing.

         "REVENUE CANADA" means Revenue Canada, Customs, Excise and Taxation, the Canadian federal Taxing Authority.

         "SFAS 109" means the United States standard on accounting for income taxes effective September 1, 1993 promulgated by the Financial Accounting Standards Board.

         "SHARES" means the 1,197 common shares in the capital of Laidlaw Waste Systems Ltd. registered in the name of LWSI and the 31,851 common shares in the capital of Laidlaw Waste Systems (Canada) Ltd. registered in the name of Allied.

         "SOLID WASTE" means any waste which can be lawfully disposed of in a landfill regulated under Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended.

         "SOLID WASTE BUSINESS" means (a) the collection, compaction, transportation, resource recovery, storage, recycling or disposal of Solid Waste, and (b) the methane gas collection and electricity generation and distribution operations related to the disposal of Solid Waste.

         "SUBSIDIARY" of a Party means an Affiliate of that Party more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially held by that Party directly, or indirectly through one or more other Persons.

         "SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN" has the same meaning in this Agreement that it has in the SPA.

         "TAX" means any tax of any kind, however denominated, including any interest, penalties, fines or other additions to tax that may become payable in respect thereof or in respect of a failure to comply with any requirement relating to any Tax Return, imposed by any United States or Canadian federal, territorial, state, provincial, local or non-United States or non-Canadian Governmental Entity, including all income, gross income, gross receipts, profits, goods and services, social security, health, old age security, Canada Pension Plan, Quebec Pension Plan, sales and use, ad valorem, excise, custom, franchise, business licence, property, occupation, real property gains, payroll and employee withholding, unemployment or employment insurance, real and personal property, stamp, environmental, transfer, workers' compensation, payroll, severance, alternative minimum, windfall, and capital taxes, premiums, surtaxes, charges, levies, assessments, reassessments, and other obligations of the same or a similar nature to any of the foregoing.

         "TAX RETURNS" means all tax returns, declarations, reports, estimates, information returns and statements required to be filed with any Taxing Authority, or provided to any partner shareholder, joint venturer or member under U.S. or Canadian federal, state, provincial, local or foreign Laws (including reports with respect to backup withholding and payments to Persons other than Taxing Authorities), and annual tax returns or information returns on behalf of employee benefit plans sponsored by an Acquired Subsidiary.

         "TAXING AUTHORITY" means any Governmental Entity responsible for the imposition, assessment, enforcement or collection of any Tax.

         "TIME OF CLOSING" has the meaning ascribed thereto in Section 3.1.

         "$" or "U.S. DOLLARS" refers to lawful currency of the United States.

         "VENDOR DISCLOSURE SCHEDULE" means the schedule so entitled and signed for identification purposes only by the President or another senior officer of Allied Parent, which the Vendors have delivered to the Purchaser on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by the Vendors in Article IV.

         "WASTE SERVICES MANAGEMENT AGREEMENT" means the agreement so entitled and made as of December 30, 1996 between Laidlaw Inc., Laidlaw Environmental Services Ltd., Laidlaw Environmental Services, Inc., and Allied Parent.


1.2 Interpretation. Capitalized terms defined in this Agreement are equally applicable to both their singular and plural forms. References to a designated "Article" or "Section" refer to an Article or Section of this Agreement, unless otherwise specifically indicated. In this Agreement, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.


1.3 Knowledge. When a representation and warranty in Article IV or Article V is made to the "knowledge" of a Party, it means receipt of notice by, or actual knowledge of, any of the following officers of:


         (a) with respect to the Vendors (other than with respect to their knowledge as to those matters referred to in Section 1.3(b)), the Chief Executive Officer, Chief Financial Officer, Vice-President-Legal, Chief Compliance Officer for environmental matters or the Director of Human Resources of Allied Parent; and

         (b) with respect to the Vendors' knowledge as to matters relating to the Acquired Subsidiaries on or prior to December 30, 1996:


              (i) the Chief Executive Officer, Chief Financial Officer, General Counsel, or Secretary of Laidlaw Inc., Laidlaw Transportation, Inc. and Laidlaw Waste Systems, Inc., the Chief Compliance Officer for environmental matters or the Director of Human Resources of Laidlaw Inc., or the Chief Executive Officer or Chief Financial Officer of Laidlaw Waste Systems (Canada) Ltd, in each case as at December 30, 1996; or

             (ii) the Chief Executive Officer, Chief Financial Officer, Vice-President-Legal, Chief Compliance Officer for environmental matters or the Director of Human Resources of Allied Parent but only if and to the extent that the same has been communicated to such individuals:


                          (A)              by any individual referred to in
                                           Section 1.3(b)(i); or

                          (B)              by any third party auditor,
                                           engineer, environmental consultant,
                                           financial advisor, or other
                                           consultant engaged by Allied Parent
                                           or any of its Subsidiaries, the
                                           Laidlaw Sellers or the Acquired
                                           Subsidiaries (including in any
                                           documents or reports of such Persons
                                           that have been delivered to the
                                           individuals referred to in the first
                                           four lines of Section 1.3(b)(ii));
                                           and

                 (c) with respect to the Purchaser, the Chief Executive Officer, Chief Financial Officer, Vice-President-Legal, or Secretary of the Purchaser or USA Waste.

Notwithstanding the generality of the foregoing (but subject to Section 1.3(b)(ii)), the Purchaser acknowledges that all representations and warranties made by the Vendors relating to the Acquired Subsidiaries with respect to periods preceding December 31, 1996, including those relating to the business, assets, liabilities, capital, affairs, undertaking, prospects, licences, permits and other attributes of the Acquired Subsidiaries prior to such date, and including representations and warranties made to the knowledge of the Vendors, are based solely on and are limited in scope, content, meaning and extent to the representations and warranties made to Allied by the Laidlaw Sellers pursuant to the SPA. No representation or warranty made by a Party may be limited by reference to the knowledge of such Party unless due inquiry has actually been made by the above-referenced officers of such Party.


1.4 Exhibits and Schedules. The following Exhibits and Schedules are attached to and form part of this Agreement:

                                    EXHIBITS

        Exhibit A - Principal Terms of Allied Transition Agreement
        Exhibit B - Principal Provisions of Opinion of Vendors' Counsel Exhibit C - Principal Provisions of Opinion of Purchaser's Counsel Exhibit D - Form of Environmental Permit Direction Agreement Exhibit E - Form of Allied Non-Competition Agreement
        Exhibit F - Form of Allied Release

                                   SCHEDULES

                  Identification of Resource Recycling Assets
                           Vendor Disclosure Schedule



                                   ARTICLE II
                                THE ACQUISITION


2.1 Sale and Purchase of Shares. On the terms and subject to the conditions of this Agreement, the Vendors agree to sell, free of all Liens, and the Purchaser agrees to purchase the Shares.


2.2 Consideration for Shares. The consideration payable by the Purchaser for the Shares shall be $518,000,000 (the "Purchase Price"), as the same may be adjusted after Closing in accordance with Section 2.4 and Article XII, which amount of $518,000,000 shall be payable in full at the Time of Closing.


2.3 Allocation of Purchase Price. The Purchase Price shall be allocated between the Shares that are shares in the capital of Laidlaw Waste Systems (Canada) Ltd. and the Shares that are shares in the capital of Laidlaw Waste Systems Ltd. in the manner determined by the Vendors, acting reasonably, in consultation with the Purchaser, and confirmed in a written notice to be delivered by the Vendors to the Purchaser at the Time of Closing.


2.4 Post-Closing Adjustment of Working Capital. The Purchase Price shall be subject to adjustment after the Closing as provided in this
Section 2.4. On or before the 20th Business Day following the Closing, the Vendors shall calculate and deliver to the Purchaser a written statement (the "Allied Settlement Statement") setting forth the amount of the Closing Date Working Capital.

                 The Allied Settlement Statement shall be calculated by the Vendors and certified in writing by the Chief Financial Officer of Allied Parent. In preparing the Allied Settlement Statement, the Vendors shall use GAAP, consistent with the Allied Group Financial Statements in all respects. The Purchaser will grant to the Vendors reasonable access to the books and records of the Acquired Subsidiaries after the Closing for the purpose of preparing the Allied Settlement Statement.

                 The Allied Settlement Statement shall be final and binding on the Purchaser unless, within 30 Business Days following the date of delivery to it of the Allied Settlement Statement, the Purchaser notifies the Vendors in writing (a "Notice of Objection") that the Purchaser does not accept as correct the amount of any calculation reflected in the Allied Settlement Statement. If the Purchaser timely delivers a Notice of Objection to the Vendors, then the Vendors and the Purchaser shall respectively instruct Arthur Andersen L.L.P. and Coopers & Lybrand to attempt to reach mutual agreement as to each disputed calculation made in the Allied Settlement Statement. If, within ten Business Days after the matter has been referred to such accounting firms, they have not reached agreement as to all disputed calculations, then Arthur Anderson L.L.P. and Coopers & Lybrand shall be promptly instructed by the Vendors and the Purchaser, respectively, to designate a third accounting firm of internationally recognized standing, which (acting as experts and not as arbitrators) shall be instructed to make, as soon as practicable after the matter is referred to such firm, all calculations which are in dispute, and the determination of such third accounting firm in the matter shall be final and binding on all Parties.

                 Once all amounts required to be calculated under the preceding provisions of this Section 2.4 have been finally determined under this Section 2.4:


         (a) if the Closing Date Working Capital is a deficit, then the Vendors shall pay to the Purchaser in the manner described below the amount of such deficit, which payment shall be accounted for, as a reduction of the Purchaser Price; and


         (b) if the Closing Date Working Capital is a surplus, then the Purchaser shall pay to the Vendors (in accordance with the allocation described below) in the manner described below the amount of such surplus, which payment shall be accounted for, as an increase in the Purchaser Price.

Any reduction of or increase in the Purchase Price determined under this
Section 2.4 shall be allocated between the Shares that are shares in the capital of Laidlaw Waste Systems Ltd. and the Shares that are shares in the capital of Laidlaw Waste Systems (Canada) Ltd. as the Vendors deem appropriate. The payments required by this Section 2.4 shall be made in cash, within two Business Days after the amount or amounts of the adjustment or adjustments have been finally determined as provided in this Section 2.4, by wire transfers to the Purchaser or the Vendors (as the case may be) (to accounts designated by the recipient(s) in writing at least one Business Day before the day on which the transfer is required to be made), of U.S. dollar immediately available funds. The fees of all accounting firms engaged to make any calculations under this Section 2.4 shall be paid by (i) the Vendors if the effect of all disputed calculations made by such accounting firms results in adjustments in favour of the Purchaser by $250,000 or more in comparison to the adjustments which would have been made had the Purchaser accepted the Allied Settlement Statement or
(ii) in all other cases.

                                  ARTICLE III
                        THE CLOSING AND RELATED MATTERS


3.1 The Closing. The sale and purchase of the Shares (the "Closing") shall take place concurrently at the offices of Blake, Cassels & Graydon (or such other place as to which the Parties may agree) at 10:00 a.m. local time (the "Time of Closing") on the Closing Date. At the Closing, the Vendors shall deliver to the Purchaser the certificates evidencing the Shares, duly endorsed in blank or accompanied by duly executed share transfer powers, and in proper form for registration in the name of the Purchaser, against payment by the Purchaser of the Purchase Price. The Purchase Price shall be paid by wire transfer in immediately available funds to an account designated in writing by a senior officer of either Vendor at least two Business Days before the Closing Date, in U.S. dollars.


3.2 Other Actions at the Closing. In addition to the consummation of the Acquisition, the following actions shall take place at the Closing:


         (a)     the Vendors shall deliver:


              (i) the minute books (including true and correct copies of the charter and bylaws (or similar organizational documents) of each Acquired Subsidiary) and share certificate books of each of the Acquired Subsidiaries;


             (ii)         the certificate described in Section 9.1;


            (iii)         a copy of the certificate referred to in Section 8.4;


             (iv) resignations and releases of the officers and directors of each of the Acquired Subsidiaries;


              (v) the legal opinions referred to in Section 9.6 and copies of any certificates referred to therein;


             (vi) the Ancillary Agreements to which Allied Parent and/or either of the Vendors is a party;


            (vii) documents effecting the termination of any Intercompany Agreements that remain in effect at the Time of Closing; and


           (viii) such other documents as may be required by the Purchaser, acting reasonably, to complete the Acquisition; and

         (b)     the Purchaser shall deliver:


              (i)         the certificate described in Section 10.1;


             (ii) the legal opinion referred to in Section 10.3 and copies of any certificates referred to therein;


            (iii) the Ancillary Agreements to which the Purchaser or USA Waste is a party; and


             (iv) such other documents as may be required by the Vendors, acting reasonably, to complete the Acquisition.


3.3 Actions in Contemplation of Closing. On or before the Closing Date, and in any event not later than the Time of Closing, the Vendors and the Acquired Subsidiaries shall, and shall be permitted to, take the following actions (and such actions as may be necessary, incidental and/or advisable in connection therewith):


         (a) the Acquired Subsidiaries shall convey and/or distribute to a Person that is not an Acquired Subsidiary all of the Resource Recycling Assets, and such Person shall assume all of the obligations of the Acquired Subsidiaries relating to the Resource Recycling Assets;


         (b) the obligations of the Acquired Subsidiaries under all Intercompany Agreements shall be terminated without any further liability thereunder on the part of any Acquired Subsidiary;


         (c) the Liens described under paragraphs 1(a), (b) and (c) on pages 1 and 2 of Section 4.11 of the Vendor Disclosure Schedule, and all other Liens not described in Section 4.11 of the Vendor Disclosure Schedule, shall be discharged insofar as they relate to the Shares or the assets of the Acquired Subsidiaries;


         (d) the obligations of the Acquired Subsidiaries under the documents described under the heading "Financing Agreements" in Section 4.9 of the Vendor Disclosure Schedule shall be terminated without any further liability thereunder on the part of any Acquired Subsidiary.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE VENDORS

                 The Vendors jointly and severally represent and warrant to the Purchaser that:


4.1 Organization of the Vendors. Allied is a corporation duly organized and validly existing under the federal Laws of Canada. LWSI is a corporation duly organized and validly existing under the Laws of the State of Delaware.


4.2 Authority Relative to this Agreement. Each of the Vendors has the requisite corporate power to enter into and perform its obligations under this Agreement and each Ancillary Agreement to which it will be a party. The execution and delivery of this Agreement and each Ancillary Agreement to which each Vendor will be a party, the consummation of the Acquisition and the other transactions contemplated in Articles II and III have been duly authorized by the board of directors or sole shareholder of such Vendor, and no other corporate proceedings on the part of such Vendor, including any approval by the sole shareholder or board of directors of such Vendor, are necessary to authorize this Agreement, any Ancillary Agreement to which such Vendor will be a party, the consummation of the Acquisition, or the other transactions contemplated in Articles II and III. This Agreement has been duly executed and delivered by each Vendor. Each Ancillary Agreement required to be executed and delivered by either Vendor at the Closing will be, upon its execution and delivery as provided in Section 3.2 or elsewhere in this Agreement, duly executed and delivered by such Vendor. At the Time of Closing, all necessary corporate action will have been taken by Laidlaw Waste Systems Ltd. and Laidlaw Waste Systems (Canada) Ltd. to consent to or authorize the transfer of the Shares to the Purchaser as contemplated hereby. Assuming the valid authorization, execution and delivery of this Agreement (and each Ancillary Agreement to which the Purchaser will be a party) by the Purchaser, this Agreement is, and each Ancillary Agreement to which either Vendor will be a party and to which the Purchaser is the other party, will be, upon its execution and delivery at the Closing as provided in Section 3.2 or elsewhere in this Agreement, a valid and binding obligation of such Vendor, enforceable against such Vendor by the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by equitable principles.


4.3 No Violations. The execution, delivery and performance of this Agreement and the applicable Ancillary Agreements by the Vendors and the consummation of the Acquisition and the other transactions contemplated in Articles II and III will not:


         (a) constitute a breach or violation of or default under the charter or by-laws (or similar organizational documents) or internal rules or regulations governing the conduct of corporate actions of either Vendor or any Acquired Subsidiary or any Law applicable to either Vendor or any Acquired Subsidiary; or

         (b) violate or conflict with, or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination under, or result in the creation of any Lien upon the Shares, or any of the assets or properties of any Acquired Subsidiary under, any contract, indenture, loan document, licence, permit, order, decree or instrument to which either Vendor or any Acquired Subsidiary is a party or by any of them or their assets or properties are bound.


4.4 Consents and Approvals. No consent, order, approval, waiver or authorization of, or registration, application, declaration or filing with, any Governmental Entity or other Person is required with respect to either Vendor or any Acquired Subsidiary in connection with the execution and delivery of this Agreement or any Ancillary Agreement, the consummation of the Acquisition, or the other transactions contemplated in Articles II and III, except for:


         (a) any filings or approvals that may be required under the Competition Act or Investment Canada Act; and


         (b) other cases, considered individually and in the aggregate, in which any failure to make any such registration, application, declaration or filing or obtain any such consent, order, approval, waiver or other authorization could not have a Material Adverse Effect on the Acquired Subsidiaries or the Vendors.


4.5 Acquired Subsidiaries. Section 4.5 of the Vendor Disclosure Schedule sets forth with respect to each Acquired Subsidiary (a) its jurisdiction of incorporation, (b) each jurisdiction in which it is qualified to do business as a foreign or extra-provincial corporation, (c) the authorized, issued and outstanding shares of its capital stock, and (d) the holder or holders of all of the issued and outstanding shares of its capital stock. Each Acquired Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full authority and corporate power to conduct its business as it is currently being conducted. Each Acquired Subsidiary is duly qualified to do business, and is in good standing, in each jurisdiction where the nature of its properties or business requires such qualification, except for failures to be so qualified which could not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Subsidiaries.

                 All of the issued and outstanding shares of capital stock of each Acquired Subsidiary are validly issued, fully paid and non-assessable, and are owned of record and beneficially, and free of any Liens, by the Vendors or another Acquired Subsidiary (as reflected in Section 4.5 of the Vendor Disclosure Schedule and subject to any Liens therein noted). There are no preemptive rights or outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, voting trust arrangements, shareholders' agreements or other agreements, commitments or understandings relating to the capital stock of any Acquired Subsidiary.

                 Each of Laidlaw Waste Systems (Canada) Ltd. and Laidlaw Waste Systems Ltd. is a "private company" within the meaning of the Securities Act (Ontario).


4.6 No Other Subsidiaries. No Acquired Subsidiary has any Subsidiary which is not another Acquired Subsidiary. Except as described in
Section 4.6 of the Vendor Disclosure Schedule, and except for other Acquired Subsidiaries, no Acquired Subsidiary owns or is obligated to acquire any investment in any other corporation, partnership, joint venture or other business entity.


4.7 Conduct of Solid Waste Business. Allied Parent and its Subsidiaries are engaged in the Solid Waste Business in Canada only through the Acquired Subsidiaries and neither Allied Parent nor any of its Subsidiaries conducts any operations associated with, or owns any assets or properties used in, or holds any permits or licences used in, the Solid Waste Business, except for operations that, after the Closing Date, will be conducted only as permitted under the Allied Transition Agreement. None of the Acquired Subsidiaries is or has been engaged in any business other than the Solid Waste Business or owns or has owned any assets or properties which are used in any business other than the Solid Waste Business.


4.8 Financial Statements. The Vendors have delivered (or will have, as soon as reasonably practicable, and, in any event, prior to February 21, 1997 have delivered) to the Purchaser:


         (a) the audited combined balance sheets of the Acquired Subsidiaries (prepared as a separate combined group of corporations for financial reporting purposes) at August 31, 1995 and August 31, 1996, and the related audited combined statements of operations, stockholders' equity and cash flows (similarly prepared) for the respective years ended August 31, 1995 and 1996; and


         (b) the unaudited combined balance sheets of the Acquired Subsidiaries (prepared as a separate combined group of corporations for financial reporting purposes) at November 30, 1995 and November 30, 1996, and the related unaudited combined statements of operations, stockholders' equity and cash flows (similarly prepared) for the three-month periods ended on November 30, 1995 and November 30, 1996.

                 The foregoing financial statements are stated in U.S. dollars. The Allied Group Financial Statements have been prepared by combining the relevant financial statements of the Acquired Subsidiaries in accordance with GAAP applicable to the preparation of combined financial statements.

                 The Allied Group Financial Statements fairly present in all material respects the combined financial position of the Acquired Subsidiaries as at their respective dates and, as applicable, their combined results of operations, stockholders' equity and cash flows for the financial years ended on their respective dates as indicated therein, in accordance with GAAP, except for compliance with SFAS 109.


4.9              Absence of Certain Changes.  Except as set forth in Section
4.9 of the Vendor Disclosure Schedule, since August 31, 1996, the Acquired Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, and there has not occurred a Material Adverse Effect with respect to the Acquired Subsidiaries or any event that could result in a Material Adverse Effect with respect to the Acquired Subsidiaries. Since December 30, 1996, no Acquired Subsidiary has undertaken or effected any corporate amalgamation, winding-up or continuance.


4.10 No Undisclosed Liabilities. Except as disclosed in the Allied Group Financial Statements or as set forth in Sections 4.10 and 4.14 of the Vendor Disclosure Schedule, no Acquired Subsidiary has any liabilities or obligations, known or unknown, fixed or contingent, other than (a) those liabilities and obligations (other than for borrowed money) arising since August 31, 1996 in the ordinary course of its business and consistent with its past practice, (b) those liabilities and obligations arising after the date of this Agreement without violation of Sections 6.1 and 6.2, or (c) liabilities and obligations that, individually or in the aggregate, could not result in a Material Adverse Effect on the Acquired Subsidiaries.


4.11 Acquired Subsidiary Properties. The Acquired Subsidiaries have good and marketable title to their respective properties and assets, including those reflected in the Allied Group Financial Statements (other than properties and assets disposed of in the ordinary course of business since August 31, 1996, which in the aggregate are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 4.11 of the Vendor Disclosure Schedule.


4.12 Landfills. Section 4.12 of the Vendor Disclosure Schedule lists each Allied Group Landfill and accurately describes each such landfill by its city and province of location, total acreage, permitted acreage, estimated remaining permitted capacity in tons, estimated or mandated closure date, and estimated closure, post-closure and reclamation liability at its projected or mandated closure date (computed at the closure date with and without discount to present value) and any other recorded or unrecorded accruals, contingent or otherwise, or reserves related to landfill liabilities of any type. Section
4.12 of the Vendor Disclosure Schedule also lists each landfill not owned or operated by an Acquired Subsidiary, but to which any Acquired Subsidiary hauls solid waste.


4.13 Taxes and Tax Returns. Except as described in Section 4.13 of the Vendor Disclosure Schedule:

         (a) all Tax Returns required to be filed with any Taxing Authorities with respect to any Pre-Closing Tax Period by or on behalf of the Acquired Subsidiaries have been duly filed on a timely basis in accordance with all applicable Laws, or will be timely filed in accordance with Section 12.1;


         (b) at the time of their filings all such Tax Returns were or will be complete and correct;


         (c) there are no Liens for Taxes upon any assets of any Acquired Subsidiary, except Liens for Taxes not yet due for any Pre-Closing Tax Periods;


         (d) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes relating to any Pre-Closing Tax Period proposed, asserted or assessed against any Acquired Subsidiary, or for which any Acquired Subsidiary could be directly or indirectly liable and there is no basis for any additional assessment or reassessment for any Taxes relating to any Pre-Closing Tax Period for which adequate provision has not been made in the books and records of the Acquired Subsidiaries;


         (e) no extension of the statute of limitations or waiver of normal reassessment periods on the assessment of any Taxes relating to any Pre-Closing Tax Period has been granted to or on behalf of any Acquired Subsidiary; and


         (f) no Acquired Subsidiary has had a permanent establishment or income effectively connected with the conduct of a trade or business in the United States.


4.14 Litigation. Except as disclosed in Section 4.14 of the Vendor Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Vendors, threatened against any of the Acquired Subsidiaries at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on the Acquired Subsidiaries, and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator or mediator to which any Acquired Subsidiary (or any of its assets or properties) is subject that could have a Material Adverse Effect on the Acquired Subsidiaries. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Vendors, threatened against either Vendor or Allied Parent at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on the Vendors or Allied Parent, and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator or mediator to which either Vendor is subject that could have a Material Adverse Effect on the Vendors or Allied Parent. Neither Vendor has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section
4.14 might be commenced with any reasonable likelihood of success.

4.15 Environmental Matters. Except as described in Section 4.15 of the Vendor Disclosure Schedule, and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, could not have a Material Adverse Effect on the Acquired Subsidiaries:


         (a) the Acquired Subsidiaries hold (or the Purchaser will be entitled hereby and by the Environmental Permit Direction Agreement to have transferred to the Acquired Subsidiaries), and are in compliance with and have been in compliance with, all Environmental Permits, are otherwise in compliance and have been in compliance with, all applicable Environmental Laws, and there is no condition that could prevent or interfere with compliance by the Acquired Subsidiaries with all Environmental Laws;


         (b) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any Governmental Entity or other Person of any Environmental Permit is required in connection with the execution or delivery of this Agreement or any Ancillary Agreement (except as contemplated by the Allied Transition Agreement), the consummation of the Acquisition, or the operation of the business of the Acquired Subsidiaries immediately after the Closing;


         (c) no Acquired Subsidiary has received any Environmental Claim, nor has any Environmental Claim been threatened against any Acquired Subsidiary;


         (d) no Acquired Subsidiary has entered into, agreed to or is subject to any outstanding judgment, decree, order or other directive issued by, or consent arrangement with, any Governmental Entity under any Environmental Law, including any such judgment, decree, order or other directive relating to compliance with any Environmental Law or to the investigation, cleanup, remediation or removal of Hazardous Substances;


         (e) to the knowledge of the Vendors, there are no circumstances that could give rise to liability under any agreement with any Person or by operation of law by or under which any Acquired Subsidiary would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising under any Environmental Law;


         (f) to the knowledge of the Vendors, there are no other circumstances or conditions that could give rise to liability or obligation of any Acquired Subsidiary under any Environmental Law; and

         (g) the liabilities and reserves reflected on the Allied Group Financial Statements adequately provide for, in accordance with GAAP (x) all future claims and costs for closure, intermediate capping, post-closure monitoring, investigation and maintenance, reclamation, remediation, restoration and cleanup of all Allied Group Landfills (or any landfill or other facility previously owned, occupied, leased or operated by, or previously under the management or control of, any Acquired Subsidiary or any landfill to which an Acquired Subsidiary has transported waste), and (y) all Environmental Claims against the Acquired Subsidiaries.


4.16 Governmental Licences and Permits; Compliance with Laws. No Acquired Subsidiary has received any notice of any revocation or modification or any licence, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which has had or is reasonably likely to have a Material Adverse Effect on the Acquired Subsidiaries. The business of each Acquired Subsidiary complies and has been conducted in compliance with all applicable Laws, except for violations or failure to comply, if any, that, individually or in the aggregate, could not have a Material Adverse Effect on the Acquired Subsidiaries.


4.17 Labour Matters. Section 4.17 of the Vendor Disclosure Schedule lists and describes each collective bargaining agreement covering employees of any Acquired Subsidiary. Except as disclosed in Section 4.17 of the Vendor Disclosure Schedule, (a) no Acquired Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labour organization applicable to employees of any Acquired Subsidiary, (b) there is no labour strike, dispute, slowdown, work stoppage, unresolved material labour union grievance or labour arbitration proceedings pending or, to the knowledge of the Vendors, threatened against any Acquired Subsidiary, and (c) to the knowledge of the Vendors, there are no current union organizing activities among employees of any Acquired Subsidiary. No Acquired Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of subsection 57(2) of the Employment Standards Act (Ontario) or of the Regulation made in connection therewith (R.R.O. 1990, Reg. 327, as amended) or any similar Canadian federal, provincial or local Law.


4.18 Employee Benefit Plans. Section 4.18 of the Vendor Disclosure Schedule sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by any of the Acquired Subsidiaries for the benefit of employees or former employees and directors or former directors of any of the Acquired Subsidiaries and their spouses, dependents or beneficiaries (the "Allied

Employee Plans"). True and correct copies of each of the Allied Employee Plans have been made available to the Purchaser, along with the most recent annual report for the Plan, any trust agreement relating to the Plan and the most recent summary plan description, actuarial report and determination letter for the Plan. Each of the Acquired Subsidiaries has complied, and currently is in compliance, both as to form and operation, in all material respects, with each Law or regulation imposed or administered by any Governmental Entity with respect to each of the Allied Employee Plans. All Allied Employee Plans providing pension or retirement benefits or obligations to current or former employees or their spouses, dependents and beneficiaries are referred to collectively as "Allied Pension Plan" and identified on Section 4.18 of the Vendor Disclosure Schedule. Except as set forth in Section 4.18 of the Vendor Disclosure Schedule, no provision concerning the Allied Pension Plan is contained in any collective bargaining agreement affecting any current or former employees of any Acquired Subsidiary. The Allied Pension Plan is registered under, and is in material compliance with, applicable Law. All contributions to, and payments from, each Allied Employee Plan which may have been required to be made in accordance with the terms of any such Allied Employee Plan and, where applicable, the Laws which govern such Allied Employee Plan, have been made in a timely manner and each Allied Employee Plan has otherwise at all time been administered in accordance with its terms and applicable Law in all material respects. All material reports, Tax Returns and similar documents with respect to any Allied Employee Plan required to be filed with any Governmental Entity or distributed to any Allied Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to an Allied Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Allied Employee Plans), suits or proceedings against any Allied Employee Plan or asserting any rights or claims to benefits under any Allied Employee Plan which could give rise to a liability nor, to the knowledge of the Vendors, are there any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding. No notice has been received by either Vendor or any of the Acquired Subsidiaries of any complaints or other proceedings of any kind involving any of the Acquired Subsidiaries or any of the employees of any of the Acquired Subsidiaries or other potential claimants before any Governmental Entity relating to any Allied Employee Plan or to any of the Acquired Subsidiaries and to the knowledge of the Vendors, there is no basis for any such claims. Except as set forth in Section 4.18 of the Vendor Disclosure Schedule, the assets of each Allied Employee Plan are at least equal to the liabilities, contingent or otherwise, of such Allied Employee Plan on a plan termination basis, and each Allied Pension Plan is fully funded on a going concern and solvency basis in accordance with its terms, applicable actuarial recommendations and applicable Law. No event has occurred and, to the knowledge of the Vendors, there exists no condition or set of circumstances in connection with which the Purchaser, USA Waste, any of their Affiliates or the Acquired Subsidiaries would be subject to any liability under the terms of each Allied Employee Plan or under any applicable Law of any Governmental Entity, other than any condition or set of circumstances that could not have a Material Adverse Effect on the Acquired Subsidiaries or that relate to the Purchaser, USA Waste or their Affiliates and not to the Acquired Subsidiaries. Except as is to be provided for in the

Allied Transition Agreement with respect to employees of Laidlaw Medical Services Ltd. and those individuals to be offered employment by the Person that succeeds to the Resource Recycling Assets, the beneficiaries under all Allied Employee Plans shall consist only of employees or former employees and directors or former directors of any of the Acquired Subsidiaries and their spouses, dependents or beneficiaries. No Acquired Subsidiary shall have any liability under the Laidlaw Employee Stock Option Plan. The amount to fund the Supplemental Executive Retirement Plan shall not exceed $300,000.00.


4.19 Material Contracts. Section 4.19 of the Vendor Disclosure Schedule lists all of the following written or oral contracts, agreements and commitments (collectively, the "Allied Group Contracts"):


         (a) all employment, consulting or personal services agreements or contracts with any present or former officer, director or employee of any Acquired Subsidiary who has an annual salary of $125,000 or more (determined by using the currency in which they are paid);


         (b) all solid waste management agreements and contracts (including those relating to the receipt, transport, disposal or other management of waste) between any Acquired Subsidiary and any municipality or other Governmental Entity or Person which call for annual payments to or by any Acquired Subsidiary of $1,000,000 or more, which list includes the term of such agreements or contracts:


         (c) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise by any Acquired Subsidiary, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties, of any Acquired Subsidiary other than in the ordinary course of business;


         (d) all contracts, agreements with, or commitments to, any Person containing any provision or covenant relating to the indemnification or holding harmless by any Acquired Subsidiary of any Person which could result in a liability to an Acquired Subsidiary of $500,000 or more;


         (e) all leases or subleases of real property used in the conduct of business of any Acquired Subsidiary providing for annual rental payments to be paid by or on behalf of an Acquired Subsidiary of more than $500,000 in each case;


         (f) all contracts or agreements committing any Acquired Subsidiary to make a capital expenditure in excess of $500,000;

         (g) all guarantees or other commitments or undertakings under which any Acquired Subsidiary may be primarily, secondarily, contingently or conditionally liable for or in respect of (or which creates, constitutes or evidences a Lien on any of the assets or properties of any Acquired Subsidiary which secures the payment or performance of) any present or future liability or obligation of or to any member of the Allied Group or any officer or director of the Allied Group;


         (h)     all Allied Guarantees;


         (i) all contracts, agreements and undertakings with any Governmental Entity or other Person which contain any provision or covenant limiting (x) the ability of any Acquired Subsidiary to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from any Acquired Subsidiary;


         (j) all outstanding proxies, powers of attorney or similar delegations of authority granted by any Acquired Subsidiary to any member of the Allied Group or any other Person; and


         (k) all Intercompany Agreements and the terms and conditions thereof.

                 The Vendors shall make available to the Purchaser within 15 days of the execution and delivery of this Agreement a true and correct copy of each Allied Group Contract, other than those referred to in paragraph (b) above, which shall be delivered immediately after the Closing. Each of the Allied Group Contracts is in full force and effect and constitutes a legal, valid and binding obligation of the Acquired Subsidiary which is a party to it, and, to the knowledge of the Vendors, of each other Person that is a party to it. Except as set forth in Section 4.19 of the Vendor Disclosure Schedule, no Acquired Subsidiary is, and, to the knowledge of the Vendors, no other party to any Allied Group Contract is, in violation, breach or default of such Allied Group Contract or, with or without notice or lapse of time or both, would be in violation, breach or default of any such Allied Group Contract, except for any violation, breach or default which, individually or in the aggregate, could not result in a Material Adverse Effect on the Acquired Subsidiaries. Except as set forth in Section 4.19 of the Vendor Disclosure Schedule, no Allied Group Contract provides that any party thereto other than an Acquired Subsidiary may terminate such Allied Group Contract by reason of the execution of this Agreement or the consummation of the Acquisition.


4.20 Bank Accounts. Section 4.20 of the Vendor Disclosure Schedule lists each bank, trust company or similar institution with which any Acquired Subsidiary maintains an account or safe deposit box, and accurately identifies each such account or safe deposit box by its number or other identification and the names of all individuals authorized to draw thereon or have access thereto.


4.21 Officers and Directors. Section 4.21 of the Vendor Disclosure Schedule accurately lists by name and title all officers and directors of each Acquired Subsidiary.


4.22 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Purchaser or any Acquired Subsidiary in connection with this Agreement or the Acquisition based upon arrangements made by or on behalf of the Vendors.


4.23 Intercompany Indebtedness. Except under the Indemnity, Subrogation and Contribution Agreements described in Section 4.9 of the Vendor Disclosure Schedule, there is not any, and at the Time of Closing there will not be any, Intercompany Indebtedness. There will not be, at the Time of Closing, any Indebtedness owed by any Acquired Subsidiary to Laidlaw Inc. or its Affiliates.


4.24 Residency of Allied. Allied is not, and on Closing will not be, a non-resident of Canada for purposes of the Income Tax Act.


4.25 Aggregation. The imperfections, defects, orders, actions, defaults, liabilities, inaccuracies and other items omitted from disclosure in connection with the representations and warranties made in sections 4.1 through
4.24 on grounds of immateriality, lack of knowledge or failure to have a Material Adverse Effect do not and could not, taken as a whole, constitute a Material Adverse Effect on the Vendors or the Acquired Subsidiaries.



                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASER

                 The Purchaser represents and warrants to the Vendors that:


5.1 Organization of Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the Province of Ontario. The Purchaser has full corporate power and authority to conduct its business as it is currently being conducted and as to be conducted following consummation of the Acquisition. The Purchaser is duly qualified to carry on business, and is in good standing, in each jurisdiction where the nature of its properties or business requires such qualification.


5.2 Authority Relative to this Agreement. The Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each

Ancillary Agreement to which it will be a party. The execution and delivery of this Agreement and each Ancillary Agreement to which the Purchaser will be a party, the consummation of the Acquisition, and the other transactions contemplated in Articles II and III have been duly authorized by the Board of Directors of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement, any Ancillary Agreement to which the Purchaser will be a party, the consummation of the Acquisition, or the other transactions contemplated in Articles II and III. This Agreement has been duly executed and delivered by the Purchaser. Each Ancillary Agreement required to be executed and delivered by the Purchaser at the Closing will be, upon its or their execution and delivery as provided in
Section 3.2, duly executed and delivered by the Purchaser. Assuming the valid authorization, execution and delivery of this Agreement (and each Ancillary Agreement to which either Vendor will be a party) by the applicable Vendor or Vendors, this Agreement is, and upon its execution and delivery by the applicable Vendor or Vendors, each Ancillary Agreement to which the Purchaser is a party will be, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other law relating to or affecting creditors' rights generally or by equitable principles.


5.3 No Violations. The execution, delivery and performance of this Agreement and the applicable Ancillary Agreements by the Purchaser and the consummation of the Acquisition and the other transactions contemplated in Articles II and III will not:


         (a) constitute a breach or violation of or default under the charter or by-laws (or similar organizational documents) or internal rules or regulations governing the conduct of corporate actions of the Purchaser or any Law applicable to the Purchaser; or


         (b) violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of the Purchaser under, any contract, indenture, loan document, licence, permit, order, decree or instrument to which the Purchaser is a party or by which the Purchaser or its assets or properties are bound.


5.4 Consents and Approval. No consent, order, approval, waiver, authorization of, or registration, application, declaration or filing with, any Person is required with respect to the Purchaser in connection with the execution and delivery of this Agreement, the consummation of the Acquisition, and the other transactions contemplated in Articles II and III, except for:


         (a) any filings or approvals that may be required under the Competition Act or Investment Canada Act; and

         (b) other cases, considered individually and in the aggregate, in which any failure to make such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization could not have a Material Adverse Effect on the Purchaser.


5.5 Financing. The Purchaser has delivered to the Vendors a copy of the bank commitment letter that has been obtained by the Purchaser in connection with the Acquisition. The funds committed to be made available to the Purchaser under such commitment letter, together with the funds of the Purchaser and funds otherwise available to the Purchaser, are sufficient to pay the Purchase Price in full.


5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Acquisition based upon arrangements made by or on behalf of the Purchaser.


5.7 Securities Act Compliance. The Purchaser is acquiring the Shares hereunder as principal and not as any agent or in any similar capacity.



                                   ARTICLE VI
                      VENDORS' AGREEMENTS PENDING CLOSING

                 The Vendors jointly and severally agree that pending the Closing, without the prior written consent of the Purchaser:


6.1 Conduct of Business. Except as otherwise required hereby (including under Section 3.3) or by any Ancillary Agreement, each Acquired Subsidiary shall conduct its operations according to its ordinary and usual course of business, comply with applicable Laws, comply with the terms of Allied Employee Plans (including by making all contributions required by the terms of the Allied Pension Plan, applicable actuarial recommendations and applicable Law), pay all Taxes as they become due (except for such Taxes that are being contested in good faith and for which adequate provision is made in the financial statements delivered to the Purchaser under Section 4.8 hereof) and use its commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain normal business relationships with customers, suppliers and others having business relationships with it. The Vendors shall confer on a regular and frequent basis with one or more designated representatives of the Purchaser to report on operational matters of materiality and to report the general status of on-going operations of the Acquired Subsidiaries. The Vendors shall notify the Purchaser of:

         (a) any material emergency or other material change in the normal course of business or in the operation of the properties of the Acquired Subsidiaries;


         (b) the instigation of or any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communications indicating that any may be contemplated) involving either of the Vendors or any Acquired Subsidiary, which instigation or development could have a Material Adverse Effect on the Vendors or the Acquired Subsidiaries;


         (c) proposed budgets, capital expenditures, acquisitions and dispositions of assets and other decisions involving material properties of the Acquired Subsidiaries; and


         (d) any matter or event which comes to the knowledge of the Vendors and which makes or could make any representation and warranty made by the Vendors in Article IV untrue or inaccurate.

                 The Vendors shall keep the Purchaser fully informed of such events and permit the Purchaser's representatives access to all materials prepared in connection with such events, except to the extent that Davies, Ward & Beck, counsel to the Vendors, advises that the provision to the Purchaser of access to any such materials may be construed as anti-competitive under applicable Laws or may be in violation of any contractual or statutory requirement.

                 The Vendors agree to advance to the Acquired Subsidiaries during the period from the date of this Agreement through the Closing Date funds sufficient to allow the Acquired Subsidiaries to maintain their working capital at levels sufficient to support their continued operations in the ordinary course of their business and consistent with past practices. The Vendors further agree, without limiting the generality of the preceding sentence, to (i) maintain and continue their customer billing, receivable collection and payables payment practices in a manner consistent with past practices and in the ordinary course of business, and (ii) make the capital expenditures at the times and in the amounts included in the schedule of capital expenditures included in Section 6.2 of the Vendor Disclosure Schedule.


6.2 Forbearance by the Acquired Subsidiaries of Purchaser. Except with the prior consent of the Purchaser or as required by Section 3.3, the Vendors shall not cause or permit any Acquired Subsidiary to:


         (a) amend its charter or by-laws (or other similar organizational documents);


         (b) issue, sell, pledge, dispose of or encumber any shares of its capital stock or securities convertible into any such shares, or enter into any agreement or commitment with respect to the issuance or purchase of any such shares or securities;

         (c) pay any dividend or other distribution in respect of the Shares or other securities issued by any of the Acquired Subsidiaries, or redeem, purchase or acquire any Shares or other such securities or make any other payments on or under any other securities issued by any of the Acquired Subsidiaries, except, in each case, in an amount that will not result in the Closing Date Working Capital being a negative amount;


         (d) incur any indebtedness for borrowed money other than Intercompany Indebtedness incurred for working capital purposes (including under Section 6.1) and that is to be repaid or otherwise settled at or prior to the Time of Closing;


         (e) make or commit to make any capital investment, capital expenditure, capital addition or capital improvement, except to the extent that any single capital expenditure made or committed to be made by any Acquired Subsidiary and all capital expenditures made or committed to be made by all Acquired Subsidiaries do not exceed the amounts set forth in the budget of capital expenditures included in Section 6.2 of the Vendor Disclosure Schedule;


         (f) except in the ordinary course of business, and except for settlements made by insurers, enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to such Acquired Subsidiary or its respective properties which requires such Acquired Subsidiary to make a payment in excess of $200,000 or which would result in the imposition of any restriction upon the operations of such Acquired Subsidiary, or the disposition of any of its properties, except for restrictions or dispositions which could not have a Material Adverse Effect on the Acquired Subsidiaries;


         (g) sell real property or any interest in or improvement upon real property or any other capital asset the book value or sales price of which is more than $70,000;


         (h) amend the Allied Pension Plan or Allied Employee Plans or make any statement relating to any anticipated or proposed increase in benefits under the Allied Pension Plan or Allied Employee Plans for current, future or former employees of any of the Acquired Subsidiaries other than strictly in accordance with the terms of the Allied Pension Plan or Allied Employee Plans as currently constituted or as contemplated by the Allied Transition Agreement;


         (i) enter into any material agreement or material contract other than in the ordinary course of business or as otherwise required or permitted hereunder or under the Ancillary Agreements;

         (j) cancel or permit to expire any insurance contract covering the property, assets or undertaking of the Acquired Subsidiaries except (i) in the ordinary course of business, (ii) with respect to property or assets that are disposed of in accordance with this Agreement, or (iii) with respect to insured risks in respect of which comparable insurance is obtained substantially concurrently with the cancellation or expiry of the first-mentioned insurance contract;


         (k) transfer, license, lease, sell, dispose, mortgage or encumber any assets or properties other than in the ordinary course of business;


         (l) increase compensation, benefits or severance for employees of any Acquired Subsidiary except as required by any collective bargaining agreements entered into by the Acquired Subsidiaries as in effect on the date of this Agreement, and except as set forth in Section 6.2 of the Vendor Disclosure Schedule;


         (m) enter into any Intercompany Agreement or any transaction with Allied Parent or any of its Subsidiaries (other than the Acquired Subsidiaries), except (i) as otherwise required or permitted hereunder or under the Ancillary Agreements or (ii) with respect to Laidlaw Medical Services Ltd. and the Person that succeeds to the Resource Recycling Assets, on terms acceptable to the Purchaser, acting reasonably; or


         (n) undertake or effect any corporate amalgamation, winding-up or continuance.


6.3 Access and Information. Except to the extent that Davies, Ward & Beck, counsel to the Vendors, advises that to do so may be in violation of any contractual or statutory requirement, the Vendors shall:


         (a) give to the Purchaser and its representatives (including its lenders, underwriters and their representatives) full access during normal business hours and on reasonable notice to all the properties, books, contracts, commitments, records, Tax Returns, personnel and advisors of the Acquired Subsidiaries (including copies of all filings and correspondence with Governmental Entities in Canada relating to the acquisition of the Acquired Subsidiaries by Allied Parent and its Subsidiaries from the Laidlaw Sellers) so that the Purchaser may have full opportunity to make such investigation of the Acquired Subsidiaries as it shall reasonably request in advance;


         (b) cause Arthur Andersen L.L.P. to permit the Purchaser and its auditors to review and examine the work papers of Arthur Andersen L.L.P. relating to the Acquired Subsidiaries;

         (c) promptly furnish to the Purchaser all information with respect to the Acquired Subsidiaries which the Purchaser may reasonably request, including, without limitation, officers' representation letters to the auditors of the Acquired Subsidiaries that are in the possession or under the control of the Vendors; and


         (d) furnish to the Purchaser all information concerning the Acquired Subsidiaries required for inclusion in any application, filing statement or notice to be made by the Purchaser to, or filed or joined in by the Purchaser with, any Governmental Entity in connection with this Agreement or the Acquisition.


6.4 Access to Environmental Report. The Vendors shall provide to the Purchaser a copy of the Environmental Report.


6.5 Consummation of Acquisition. Allied Parent and the Vendors shall use their commercially reasonable efforts (a) to perform and fulfill, and
(b) to cause the Acquired Subsidiaries to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Acquisition shall be consummated. Allied Parent shall execute and deliver at the Closing (or on the day prior to the Closing Date, in respect of the Allied Release) the Ancillary Agreements to which it is a party.



                                  ARTICLE VII
                      PURCHASER COVENANTS PENDING CLOSING

                 The Purchaser agrees that pending the Closing, without the prior written consent of the Vendors:


7.1 Certain Notifications. The Purchaser shall notify the Vendors of:


         (a) the instigation of or any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communication indicating that any may be contemplated) involving the Purchaser and its Subsidiaries, which instigation or development could have a Material Adverse Effect on the Purchaser; and


         (b) any matter or event which comes to the knowledge of the Purchaser and which makes or could make any representation and warranty made by the Purchaser in Article V untrue or inaccurate or which could make the Purchaser unable to perform its obligations under this Agreement.

                 The Purchaser shall keep the Vendors fully informed of such events and permit the Vendors' representatives access to all materials prepared in connection with such events, except to the extent that Blake, Cassels & Graydon, counsel to the Purchaser, advises that the provision to the Vendors of access to any such materials may be construed as anti-competitive under applicable Laws or may be in violation of any contractual or statutory requirement.


7.2 Confidentiality. All information and data furnished by the Vendors to the Purchaser under Section 6.3 or any other provision of this Agreement shall be received, held, treated and, if applicable, returned to the Vendors, in accordance and compliance with the Confidentiality Agreement.


7.3 Consummation of Acquisition. USA Waste and the Purchaser shall use their commercially reasonable efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Acquisition shall be consummated.



                                  ARTICLE VIII
                               MUTUAL CONDITIONS

                 The respective obligations of each Party to consummate the Acquisition and to take the other actions called for under Articles II and III are subject to the fulfilment or waiver by that Party of each of the following conditions on or before the Closing Date:


8.1 No Adverse Proceedings. No order entered or Law promulgated or enacted by any Governmental Entity shall be in effect which would prevent consummation of the Acquisition, and no proceeding brought by a Governmental Entity or any other Person shall have been commenced and be pending which seeks to restrain, enjoin, prevent or materially delay or restructure the Acquisition.


8.2 Competition Act Matters. The applicable waiting period under the Competition Act shall have expired.


8.3 Investment Canada Act Matters. The Purchaser shall have received from the ICA Minister a notice, satisfactory in form and substance to the Parties, under subsection 21(1) of the Investment Canada Act, stating that the Acquisition is likely to be of net benefit to Canada, or the ICA Minister shall have been deemed, under section 21(2) of the Investment Canada Act, to be satisfied that the Acquisition is likely to be of net benefit to Canada and the Parties shall have received a notice from the ICA Minister to that effect.


8.4 Section 116 Certificate. The Vendors and the Purchaser shall have received from Revenue Canada in respect of the Acquisition a certificate under section 116 of the Income Tax Act, with a certificate limit (as referred to therein) equal to not less than the portion of the Purchase Price allocated pursuant to Section 2.3 to the Shares to be sold by LWSI.

                                   ARTICLE IX
                     CONDITIONS TO PURCHASER'S OBLIGATIONS

                 The obligations of the Purchaser and USA Waste to consummate the Acquisition and to take the other actions called for under Articles II, III and XI are subject to the fulfilment or waiver by the Purchaser and USA Waste of each of the following conditions on or before the Closing Date:


9.1 Representations True at Closing. The Vendors shall have performed and complied in all material respects with all obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing, and the representations and warranties of the Vendors contained in this Agreement shall be true and correct when made and at and as of the Closing as if made at and as of such date and time, and the Purchaser shall have received a certificate, dated the Closing Date, of the President or a Vice President of Allied Parent, to the effect set forth in this
Section 9.1.


9.2 No Adverse Changes. Since the date of this Agreement, no event or series of events taken in the aggregate shall have occurred which could have a Material Adverse Effect on the Acquired Subsidiaries.


9.3 Ancillary Agreements. Allied Parent and the Vendors shall have executed and delivered the Allied Transition Agreement, the Allied Non-Competition Agreement, the Allied Release and the Environmental Permit Direction.


9.4 Discharge of Liens. All guarantees and Liens granted by or in respect of each Acquired Subsidiary (except (a) those disclosed in Section 4.11 of the Vendor Disclosure Schedule, but not excepting those in part 1 on pages 1 and 2 of such Section, which include (i) the senior secured credit facilities of Allied NA and Allied Parent under the Credit Agreement made as of December 30, 1996 between Allied NA, Allied Parent and the lenders and their agents and the subsidiary guarantors identified therein or thereafter becoming party to or bound by the same, as amended, and (ii) the trust indenture made as of December 1, 1996 between Allied NA and First Bank National Association, as trustee, and the notes issued thereunder, as amended and supplemented, and (b) those Liens granted by or in respect of each Acquired Subsidiary in the ordinary course of its business, consistent with past practices or that do not have a Material Adverse Effect on any Acquired Subsidiary) shall have been terminated and (with respect to such Liens) discharged.


9.5 Intercompany Agreements and Indebtedness. All Intercompany Agreements shall have been terminated, and all Intercompany Indebtedness shall have been repaid or otherwise settled, and the Purchaser shall have received a certificate, dated the Closing Date, of the President or a Vice President of Allied Parent, to the effect set forth in this Section 9.5.


9.6 Opinion of Vendors' Counsel. The Purchaser shall have received an opinion, dated the Closing Date, of Davies, Ward & Beck, counsel to the Vendors, covering the matters set forth in Exhibit B to this Agreement, and an opinion of counsel in the United States as to the corporate existence of LWSI and Allied Parent, the corporate power and capacity of LWSI and Allied Parent to execute and deliver, and to perform its obligations under, this Agreement, and the due authorization and execution of this Agreement by LWSI and Allied Parent.



                                   ARTICLE X
                     CONDITIONS TO THE VENDORS' OBLIGATIONS

                 The obligations of the Vendors and Allied Parent to consummate the Acquisition and to take the other actions called for under Articles II, III and XI are subject to the fulfilment or waiver by the Vendors and Allied Parent of each of the following conditions on or before the Closing Date:


10.1 Representations True at Closing. The Purchaser shall have performed and complied in all material respects with all obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing and the representations and warranties of the Purchaser contained in this Agreement shall be true and correct when made and at and as of the Closing as if made at and as of such date and time, and the Vendors shall have received a certificate, dated the Closing Date, of the President or Vice President of the Purchaser, to the effect set forth in this
Section 10.1.


10.2 Ancillary Agreements. The Purchaser and USA Waste shall have executed and delivered the Allied Transition Agreement.


10.3 Opinion of Purchaser's Counsel. The Vendors shall have received an opinion, dated the Closing Date, of Blake, Cassels & Graydon, counsel to the Purchaser, covering the matters set forth in Exhibit C to this Agreement.



                                   ARTICLE XI
                             ADDITIONAL AGREEMENTS


11.1 Competition Act Filings. The Purchaser shall, with respect to the required information relating to the Purchaser, and the Vendors shall, with respect to the required information relating to the Acquired Subsidiaries, file with the Competition Act Director, as soon as reasonably practicable after the date of this Agreement, the information set out in Section 121 of the Competition Act relating to the Acquisition, certified in accordance with Section 118 of the Competition Act. If the Competition Act Director, before the expiration of seven days after the date of filing of such information, requires the information set out in Section 122 of the Competition Act, the Purchaser shall file the required information with the Competition Act Director as soon as reasonably practicable after the date the information is required by her. Each Party agrees to cooperate fully with the other Parties in connection with such filings and to provide such information and make such of its officers and directors available on a reasonable basis in connection therewith as the other Parties may request, acting reasonably.


11.2 Investment Canada Act Filings. The Purchaser agrees to prepare and file with the ICA Minister, as soon as reasonably practicable after the date of this Agreement, an application for review under the Investment Canada Act in connection with the Acquisition, and Allied Parent and the Vendors agree to cooperate fully with the Purchaser in connection with such application and to provide such information and make such of their officers and directors available on a reasonable basis in connection therewith as the Purchaser may request, acting reasonably.


11.3 Other Consents and Approvals. All Parties shall use their commercially reasonable efforts to obtain before the Closing, in addition to the approvals and consents referred to in Section 8.2 and 8.3, all other consents and approvals listed and disclosed in Section 4.19 of the Vendor Disclosure Schedule.


11.4 Publicity. The Parties shall consult with each other concerning any press release or public announcement pertaining to the Acquisition and shall use their commercially reasonable efforts to agree on its text before its public dissemination and before making any filings with any Governmental Entity or securities exchange with respect to any such press release or public announcement. In cases where the Parties are unable to agree on a press release or public announcement, the Party proposing it will not issue or make it unless the proposing Party is required to do so by Law, in which case the Party so obligated shall use its reasonable efforts to provide a copy of the press release or public announcement to the other Party before its filing or public dissemination.


11.5 Expenses. Except as otherwise provided in Article XII, each Party shall pay its own costs and expenses incurred in connection with the Acquisition, whether or not the Acquisition is consummated. For greater certainty, the Acquired Subsidiaries shall not bear any portion of the Vendors' or Allied Parent's costs and expenses relating to the Acquisition, including the costs and expenses of the Vendors and Allied Parent relating to their counsel, financial advisors and accountants.


11.6 Use of Laidlaw Name. The Vendors shall not take any action to restrict or limit any rights that any Acquired Subsidiary may have with respect to the "Laidlaw" name, and related corporate names, logos and trademarks, under section 11.9 of the SPA.

11.7 Allied Guarantees. The Purchaser agrees to use all commercially reasonable efforts, and to cause all Acquired Subsidiaries to use all commercially reasonable efforts, to cause each member of the Allied Group and/or Allied Parent and/or Laidlaw Inc. and/or their respective Subsidiaries to be fully and finally released and discharged from all further liability or obligation in respect of all Allied Guarantees in respect of which such member of the Allied Group and/or Allied Parent and/or Laidlaw Inc. and/or their respective Subsidiaries is an obligated party, within six months following the Closing Date. To that end, the Purchaser agrees to use all commercially reasonable efforts to:


         (a) cause all liabilities and obligations of each Acquired Subsidiary which are guaranteed or secured by an Allied Guarantee to be fully and faithfully performed on a timely basis and in accordance with their terms;


         (b) secure the surrender of and the return to each Allied Issuer Bank of each letter of credit which is an Allied Guarantee which is outstanding at the Closing Date, without draw thereon by any beneficiary thereof;


         (c) secure the cancellation and return to Allied Parent, Laidlaw or to the issuer thereof, as appropriate, without payment thereunder, of all Allied Guarantees which are performance, suretyship or other bonds; and


         (d) cause to be delivered to the respective members of the Allied Group, Allied Parent, Laidlaw Inc. or their respective Subsidiaries written releases, duly executed by all necessary releasing parties, evidencing the full and final release of each member of the Allied Group and/or Allied Parent and/or Laidlaw and/or their respective Subsidiaries liable thereon or thereunder, from all liabilities and obligations under each Allied Guarantee which is a guarantee or other direct undertaking or commitment on the part of such member of the Allied Group and/or Allied Parent and/or Laidlaw and/or their respective Subsidiaries.

                 For purposes of this Section 11.7, "all commercially reasonable efforts" on the part of the Purchaser includes:

                 (i) the offering of a substitution of a like guarantee of the Purchaser for any Allied Guarantee which is a guarantee of either Vendor and/or Allied Parent and/or Laidlaw Inc. and/or their respective Subsidiaries; and

                 (ii) the offering to the beneficiary or beneficiaries of any letter of credit which is an Allied Guarantee a substitute letter of credit having an expiry date no earlier than the expiry date of such Allied Guarantee and issued by a bank having credit ratings by each of Standard & Poors Rating Group and

                          Moody's Investor Service, Inc. which are at least as high as the credit ratings given by such credit rating organizations for the Allied Issuer Bank which is the issuer of such Allied Guarantee.

                 If at the end of six months following the Closing Date any Allied Guarantee remains outstanding, then no later than the fifth Business Day following the expiration of such six-month period, the Purchaser shall cause to be delivered to the Vendors a letter of credit which shall:


              (i)         name Allied NA as the beneficiary thereof;


             (ii) be in an amount at least equal to the aggregate outstanding and undrawn balances of all such outstanding Allied Guarantees;


            (iii) be issued by a bank having credit ratings by each of Standard & Poors Rating Group and Moody's Investor Service, Inc. which are at least as high as the credit ratings given by such credit rating organizations for the Allied Issuer Banks;


             (iv) have an expiry date no earlier than the expiry date of the last to expire of the Allied Guarantees; provided, however, that if the letter of credit to be obtained by the Purchaser for the benefit of Allied NA pursuant hereto is to be issued with respect to more than one Allied Guarantee, the amount of such letter of credit will reduce automatically and without any action by any party upon the expiring date of each Allied Guarantee by the amount thereof or upon the acceptance by the beneficiary of such Allied Guarantee of a substitute letter of credit provided by the Purchaser; and


              (v) be payable at sight to Allied NA upon presentation of a written, sworn affidavit of an officer of Allied NA stating that the Allied Reclamation Credit issued by such Allied Issuer Bank has been drawn upon by the beneficiary thereof in an amount not less than the draw being made by Allied NA on such letter of credit.


11.8 Allied Parent Guarantee. Allied Parent shall take all such actions as may be necessary to cause the Vendors to perform all of their obligations under this Agreement and the Ancillary Agreements to which they are party, including the payment of all amounts payable by them under this Agreement and the Ancillary Agreements to which they are party and shall cause the Vendors to comply with the terms hereof relating to all such payments, and if the Vendors shall at any time fail to make any such payments as and when required hereby, Allied Parent shall itself make such payments forthwith upon demand therefor by the Purchaser. The foregoing covenant of Allied Parent is absolute, unconditional, present and continuing and is in no way conditional or contingent upon any event or circumstance, action or omission that might in any way discharge a guarantor or surety.


11.9 USA Waste Guarantee. USA Waste shall take all such actions as may be necessary to cause the Purchaser to perform all of its obligations under this Agreement and the Ancillary Agreements to which it is a party, including the payment of all amounts payable by it under this Agreement and the Ancillary Agreements to which it is a party and shall cause the Purchaser to comply with the terms hereof relating to all such payments, and if the Purchaser shall at any time fail to make any such payments as and when required hereby, USA Waste shall itself make such payments forthwith upon demand therefor by the Vendors. The foregoing covenant of USA Waste is absolute, unconditional, present and continuing and is in no way conditional or contingent upon any event or circumstance, action or omission that might in any way discharge a guarantor or surety.


11.10 Respective Releases of Non-Competition Agreements. Allied Parent and USA Waste shall each release, or cause their respective Affiliates to release, all non-competition covenants currently in effect between them and/or their respective Affiliates, except for those non-competition covenants delivered under or contemplated by this Agreement.




                                  ARTICLE XII
                                  TAX MATTERS


12.1             Future Tax Returns.


         (a) Allied Parent shall not waive, and shall not permit its Subsidiaries to waive, any obligation of the Laidlaw Sellers under Section 12.2(ii) of the SPA.


         (b) The Purchaser shall timely prepare and file, or cause the Acquired Subsidiaries to timely prepare and file, all Tax Returns for Allied Group Income Taxes for taxable periods ending subsequent to December 29, 1996, including any such taxable periods which commenced on or prior to the Closing Date.


         (c) The Acquired Subsidiaries shall pay or cause to be paid any and all Taxes (and applicable penalties and interest, if any) due as a result of the Tax Returns required to be filed pursuant to the preceding clause (b), except that any and all Taxes due as a result of any such Tax Returns for Pre-Closing Tax Periods shall be paid or caused to be paid by the Vendors, with such payments constituting a reduction of the Purchase Price.

         (d) The Purchaser shall provide to the Vendors a copy of the Tax Returns in respect of Pre-Closing Tax Periods prepared pursuant to Section 12.1(b), and the documentation related thereto, 30 days prior to the prescribed deadline for filing such Tax Returns, and no such Tax Return shall be filed without the prior written consent of the Vendors.


         (e) Tax Returns shall be prepared on a basis reasonably consistent with prior Tax Returns of the Acquired Subsidiaries.


         (f) With respect to all taxable periods, including any Pre-Closing Tax Period, the Vendors, the Purchaser, and the Acquired Subsidiaries will make all computations, allocations, determinations and elections affecting the Vendors and the Acquired Subsidiaries in accordance with the provisions of the provisions of the Income Tax Act and state, provincial and local income tax rules in a fair and reasonable manner.


12.2             Tax Covenants.


         (a) Without the prior written consent of the Purchaser, neither the Vendors (nor their designated agent) shall, in the exercise of their rights under Section 12.4, to the extent it may affect or relate to any of the Acquired Subsidiaries, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, in each case with respect to the Tax Returns of any Acquired Subsidiary, if any such action or omission would have the effect of increasing any post- Closing Tax liability of any Acquired Subsidiary, the Purchaser or any Affiliate of the Purchaser.


         (b) Without the prior written consent of the Vendors, neither the Purchaser nor its Affiliates shall, to the extent it may affect or relate to any of the Acquired Subsidiaries, make or change any tax election, file any amended Tax Return, enter into any agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would affect a Pre-Closing Tax Period.


         (c) The Purchaser and the Vendors agree that so long as any books, records and files retained by the Vendors and their Affiliates relating to the business of the

                 Acquired Subsidiaries, or the books, records and files delivered to the control of the Purchaser pursuant to this Agreement to the extent they relate to the operations of the Acquired Subsidiaries prior to the Closing Date, remain in existence and available, each party (at its own expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. The Purchaser and the Vendors and their respective Affiliates shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first providing 60 days' written notice of intention to destroy to the other. and allowing such other party to take possession of such records.


         (d) The Purchaser will make its personnel or that of the Acquired Subsidiaries available to answer requests related to Tax Proceedings as defined in Section 12.4(b). The Purchaser will either provide documents needed to respond to federal, state and provincial information requests or queries for such proceedings within 30 days or allow the Vendors to take possession of records necessary to answer such requests.


12.3             Other Tax Matters, Post-Closing Cooperation.


         (a) If the Purchaser or any Acquired Subsidiary receives any Tax Refund (including interest and penalties refunded) for a Pre-Closing Tax Period of an Acquired Subsidiary, other than any such Tax Refund arising from the application of a loss or Tax credit arising in a Post-Closing Tax Period, then the Purchaser shall pay to the Vendors, as an increase in the Purchase Price, the actual amount of such Tax Refund as and when received, on an after-tax basis.


         (b) If the Purchaser or any Acquired Subsidiary realizes any Tax Benefit in a Post-Closing Tax Period arising from the application of a loss incurred or Tax credit earned by an Acquired Subsidiary in a Pre-Closing Tax Period, then the Purchaser shall pay to the Vendors, as an increase to the Purchase Price, the actual amount of such Tax Benefit realized, such payment to be made 183 days following the end of the particular Post-Closing Tax Period during which such Tax Benefit was realized, on an after- tax basis.


         (c) All transfer, documentary, sales, use, stamp, registration, goods and services, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the sale of the Shares, or otherwise in connection with the transactions effected pursuant to this Agreement (collectively, the "Transfer Taxes") shall be borne and paid by the Vendors. To the extent permissible under Tax law or regulations, the Vendors shall undertake all actions and file such Tax Returns or other forms or instruments as may be necessary to make payment of any Transfer Taxes due prior to or on the Closing Date, and present evidence of such payment at the Closing Date to the Purchaser.


         (d) Any payment to be made to any party under Article XII shall be made within 15 days of demand (or receipt in the event of a refund of any overpayment). Payment after that time shall bear interest at the rate of interest prescribed for the applicable periods by Revenue Canada.


         (e) The Acquired Subsidiaries shall have made all appropriate withholdings under Part XIII and Regulation 105 of the Income Tax Act and remittances to Revenue Canada on or before payment is required under the Income Tax Act in respect of any amounts paid or credited by the Acquired Subsidiaries during the period from December 30, 1996 to the Time of Closing to Allied Parent and/or any one or more of its Subsidiaries that are non-residents. The Vendors shall pay to the Purchaser on Closing any such withholding tax, including applicable interest and penalties that may be imposed under the Income Tax Act and that have not been withheld by the Acquired Subsidiary from such payments or otherwise remitted by the recipient to Revenue Canada, and the Vendors shall remain liable for such Tax after Closing to the extent such payment is not made on Closing.


         (f) USA Waste and the Purchaser agree not to, and not to permit any Acquired Subsidiary to, make any election under the Income Tax Act to have subsection 256(9) thereof apply in respect of the transactions or events contemplated by this Agreement or the SPA.


12.4             Tax Controversies.


         (a) The Purchaser and the Vendors shall each use reasonable efforts to keep the other advised as to the status of Tax audits and litigation involving any direct, indirect or contingent Taxes which could give rise to a liability of the Vendors to the Purchaser under this Agreement for any Pre-Closing Tax Period (a "Tax Liability Issue"). Such efforts shall include attorney comfort letters provided to the Purchaser's independent auditors and discussions with the Vendors' attorneys representing the Acquired Subsidiaries as requested by the Purchaser. The Vendors agree to timely notify the Purchaser regarding any proposed written communication (i.e., communications not relating to inquiries or requests for information) by the Vendors to any such Taxing Authority with respect to a Tax Liability Issue to the extent that the issue would impact a Post-Closing Tax Period of the Purchaser or the Acquired Subsidiaries. The Purchaser shall have the right to consult with the Vendors regarding any response to such communications.

         (b) The Vendors (or their designated agent) shall have full responsibility for and discretion in handling any tax controversy including, without limitation, an audit, an objection to Revenue Canada or any provincial tax authority, and litigation in the Tax Court of Canada or any other court of competent jurisdiction for any Pre-Closing Tax Period (a "Tax Proceeding"). The Purchaser or the Acquired Subsidiaries shall give the Vendors (and their designated agent) the ability to handle any tax controversy or Tax Proceeding whether by power of attorney or as otherwise required by the Taxing Authority. Unless the Vendors tender payment of any tax owed (which shall be deemed to be a reduction of the Purchase Price by the amount tendered), with penalty and interest, to the Purchaser or the Tax Authority, final settlement of any Tax Proceeding will require the written consent of the Purchaser. However, upon request by the Purchaser and with the written consent of the Vendors, the Purchaser at its own expense shall have full responsibility and discretion in handling any Tax Proceeding for any Pre-Closing Tax Period.


         (c) In the event that any one of the Acquired Subsidiaries is required or elects (with the prior written consent of the Vendors) to pay any Tax, file any bond or deposit any amount in connection with a Tax Proceeding (or, with the prior written consent of the Vendors, elect to pay any Canadian Tax in respect of a Pre-Closing Tax Period to which it may decide to object or otherwise contest), either Vendor shall loan to the Purchaser no later than two Business Days before such payment is required to be made, without interest and until a final determination with respect to such Tax has occurred, the amount Laidlaw Inc. loans to Allied pursuant to Section 12.5(iii) of the SPA in connection therewith, as and when received by Allied. Within two Business Days after the receipt by the Purchaser or any Acquired Subsidiary of a refund of or relating to any amount loaned to it by either Vendor (including any interest received by the Purchaser), the Purchaser shall pay (or shall cause such Acquired Subsidiary to pay) such refunded amount to such Vendor, net of any Tax cost incurred by the Purchaser or such Acquired Subsidiary as a result of such refund.


         (d) If the completion or settlement of any Tax Proceeding relating to a Pre-Closing Tax Period, tax controversy or amended Tax Return gives rise to a tax benefit for any Post-Closing Tax Period to the Purchaser, the Acquired Subsidiaries or any Affiliates, then the Purchaser shall pay to the Vendors (as an increase in the Purchase Price) the actual amount of such tax benefit realized by such persons as it relates to such Pre-Closing Tax Period, as and when received and on an after tax basis. No payment will be made under this paragraph for less than $50,000 per period or for a period of more than ten years. In this regard, Allied Parent agrees that neither it nor its applicable Subsidiaries shall waive any rights they may have under Section 12.5(v) of the SPA.

         (e) If the completion or settlement of any Tax Proceeding relating to a Pre-Closing Tax Period, tax controversy or amended Tax Return gives rise to a tax liability for any Post-Closing Tax Period to the Purchaser, the Acquired Subsidiaries or any Affiliates, then the Vendors shall pay (as a reduction of the Purchase Price) to such persons the amount Laidlaw Inc. pays to Allied or its Affiliates (excluding the Acquired Subsidiaries) pursuant to Section 12.5(v) of the SPA, as and when paid, and on a after-tax basis. In this regard, Allied Parent agrees that neither it nor its applicable Subsidiaries shall waive any rights they may have under Section 12.5(v) of the SPA.


         (f) By written notice to the Vendors, the Purchaser shall have the right to instruct the Vendors to forego proceedings with respect to one or more items for which the Vendors may be liable to indemnify the Purchaser. Such notice shall constitute a waiver of the right of the Purchaser to indemnification for any Taxes arising out of such item for the period or periods involved, but shall not otherwise waive any rights of the Vendors to any refund of a deposit under Section 12.4(c).


12.5             Certain Pending Tax Controversies.


         (a) C$27,421,816 is on deposit with Revenue Canada and the provincial tax authorities with respect to the Canlea controversy. Such deposit shall be treated as a loan made to Laidlaw Waste Systems Ltd. made pursuant to Section 12.4(c) and returned to the Vendors in accordance with that provision.


         (b) The Purchaser and its Subsidiaries shall not cause the debt payable by Laidlaw Waste Systems Ltd. to 635952 Ontario Inc. (a wholly-owned Subsidiary of Laidlaw Waste Systems Ltd. and an Acquired Subsidiary) in the amount of C$37,847,056, to be settled or extinguished by way of payment in whole or in part, cancelled, settled by way of corporate reorganization, converted or exchanged for some other property, or do any such thing (or fail to do any such thing) which would cause the debt to be unenforceable in law, without the written consent of the Vendors (which shall not be withheld or delayed if Laidlaw Inc. has given a corresponding consent in writing pursuant to Section 12.6(ii) of the SPA).

                                  ARTICLE XIII
                              NATURE AND SURVIVAL
                       OF REPRESENTATIONS AND WARRANTIES


13.1 Nature of Statements. All, but only those, statements contained in this Agreement or the Vendor Disclosure Schedule or any certificate delivered or by on behalf of a Party under this Agreement shall be deemed representations and warranties made by that Party in connection with the transactions contemplated by this Agreement.


13.2 Survival of Representations and Warranties. Regardless of any investigation made at any time by or on behalf of any Party or of any information any Party may have as a result of any such investigation, all representations and warranties made in or pursuant to this Agreement (including in the Vendor Disclosure Schedule or certificate delivered under this Agreement) shall, except as otherwise provided in this Section 13.2, survive the Closing (and shall not merge on the Closing) and shall continue in effect indefinitely thereafter unless and until terminated as provided in this Section
13.2. The representations and warranties made by the Vendors in Article IV (other than in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15 of Article IV) and the representations and warranties made by the Purchaser in Article V (other than in Sections 5.2, 5.3 and 5.4 of Article V) shall terminate on June 30, 1998. The representations and warranties made by the Vendors in Sections 4.2, 4.3, 4.4, 4.5 and 4.11 and the representations and warranties made by the Purchaser in Sections 5.2, 5.3 and 5.4 shall survive the Closing indefinitely. The representations and warranties made by the Vendors in Section 4.13, and the covenants, obligations and agreements set forth in Article XII shall terminate on the date the statute of limitations and times for assessment (giving effect to any waiver, mitigation or extension thereof) with respect to any Tax liability in question have run in favour of all of the Acquired Subsidiaries, or, as applicable, the Purchaser, against the Canadian federal, provincial or local government, as the case may be. The representations and warranties of the Vendors in Section 4.15 shall terminate on December 30, 1999. If a bona fide claim is asserted before the expiration of the survival period of a representation or warranty, covenant, obligation or agreement, such representation, warranty, covenant, obligation or agreement shall continue in effect until the claim is settled, adjudicated or otherwise resolved.



                                  ARTICLE XIV
                                INDEMNIFICATION

                 The respective indemnification obligations of the Vendors and the Purchaser are as follows:


14.1 Indemnification by the Vendors. The Vendors jointly and severally agree to pay and to indemnify and hold harmless the Purchaser and each Acquired Subsidiary and their respective Affiliates (but, in the case of the Acquired Subsidiaries, only their respective Affiliates after the Closing), successors and assigns from and against any and all Damages suffered by the Purchaser or the Acquired Subsidiaries which are caused by, arising out of or in respect of:


         (a) all Allied Group Income Taxes attributable to any Pre-Closing Tax Period (including any transaction consummated in such Pre-Closing Tax Period);


         (b) any Tax attributable to a tax period ending on or before December 29, 1996 resulting from or attributable to the distribution of the Retained Subsidiaries and the Retained Land (as such terms are defined in the SPA);


         (c) any Tax attributable to a tax period ending on or before December 29, 1996 on or attributable to the elimination, reversal, release, satisfaction, distribution, or discharge of Intercompany Indebtedness of the Acquired Subsidiaries (including any intercompany items solely between the Acquired Subsidiaries, as well as items between Laidlaw Inc. and the other Affiliates of Laidlaw), and any other reorganization steps or other actions taken by Laidlaw and its Affiliates in placing the Acquired Subsidiaries in the condition required for Closing (as defined in the SPA), (including, without limitation, the actions set forth in Section 3.2 of the SPA);


         (d) any obligation of the Purchaser or the Acquired Subsidiaries to contribute to the payment of any Allied Group Income Taxes determined on a consolidated, combined or unitary basis allocable to any Pre-Closing Period with respect to a group of corporations that includes or included the Acquired Subsidiaries;


         (e) any (x) Pre-Closing Allied Insurance Claims, and (y) liability (including any Environmental Claim relating to any Environmental Law) arising out of the activities, business, assets or operations of the Allied Group, including their predecessors, affiliates, successors and assigns;


         (f) any claim by Allied Parent or any of its Subsidiaries (other than any Acquired Subsidiary) against any Acquired Subsidiary based on any event occurring or condition existing on or before the Closing Date;


         (g) any breach or default in the performance by either Vendor of any covenant or agreement made by that Vendor in this Agreement or in any Ancillary Agreement to which that Vendor is a party;


         (h) any breach of warranty or inaccurate or erroneous representation made by either Vendor in Article IV of this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15 of this Agreement) or in the Vendor Disclosure Schedule or in any certificate delivered by or on behalf of the Vendors under or concerning the representations and warranties made in Article IV of this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15);


         (i) any breach of warranty or inaccurate or erroneous representation made by either Vendor in Sections 4.2, 4.3, 4.4, 4.5, 4.11 and 4.13 of this Agreement or in the Vendor Disclosure Schedule related to such representations and warranties or in any certificate delivered by or on behalf of the Vendors under or concerning such representations and warranties; and


         (j) any breach of warranty or inaccurate or erroneous representation made by either Vendor in Section 4.15 of this Agreement or in the Vendor Disclosure Schedule related to such representation and warranty or in any certificate delivered by or on behalf of the Vendors under or concerning such representation and warranty, but only to the extent any such warranty or representation survives the Closing pursuant to
                 Section 13.2 of this Agreement,

provided, however, that the amount of any Damages in respect of which the Vendors shall be required to indemnify the Purchaser under clauses (g) and (h) above (but not under clauses (a) through (f), clause (g) (to the extent such clause relates to performance by the Vendors of the covenants and agreements contained in clause (ii) of the final paragraph of Section 6.1) inclusive, and clauses (i) and (j) of this Section 14.1) shall be limited to the amount by which the aggregate of all such Damages exceeds $10,000,000; and provided further that no claim for Damages against either of the Vendors under clauses
(a) through (f), inclusive, and clauses (i) and (j) of this Section 14.1 shall be reduced, modified or impaired by virtue of the fact that any representation and warranty made by the Vendors in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and
4.15 shall have been breached or inaccurate or erroneous in any respect. The amount of any Damages in respect of which the Vendors shall be required to indemnify the Purchaser under clause (j) above will be limited to the amount by which the aggregate of all such Damages exceeds $400,000. For purposes of this
Section 14.1, the representations and warranties shall be read as if references therein to the materiality to the Vendors and the Acquired Subsidiaries or any of them of any condition, fact, statement, event or act (including all references to "Material Adverse Effects" and "in all material respects") were deleted and the effect of any such references were deleted altogether. Thus, for example: (i) any representation that a statement is true and correct in all material respects shall be read as a representation that the statement is true and correct; (ii) any representation that a condition exists except to the extent that its failure to exist would not have a Material Adverse Effect on the Vendors or the Acquired Subsidiaries, as the case may be, shall be read as a representation that such condition exists; and (iii) any representation that no incidents of a specific nature have occurred that would have a Material Adverse Effect on the Vendors or the Acquired Subsidiaries, as the case may be, shall be read as a representation that no incidents of such nature have occurred. For purposes of this Section

14.1, the representations and warranties shall be read as if references therein to the "knowledge of the Vendors" were deleted in their entirety.


14.2 Indemnification by Purchaser. The Purchaser agrees to pay and to indemnify and hold harmless and defend the Vendors and their Affiliates (but not any Acquired Subsidiary after the Closing), and their respective successors and assigns from and against any and all Damages suffered by either Vendor which are caused by or arising out of or in respect of:


         (a)     the Allied Guarantees which are listed and identified in
                 Section 4.19 of the Vendor Disclosure Schedule;


         (b) any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement or any Ancillary Agreement to which the Purchaser is a party; and


         (c) any breach of warranty or inaccurate or erroneous representation made by the Purchaser in Article V of this Agreement or in any certificate delivered by or on behalf of the Purchaser under, or concerning the representations and warranties in Article V of this Agreement;

provided, however, that the amount of any Damages in respect of which the Purchaser shall be required to indemnify the Vendors under clause (b) of this
Section 14.2 (but not under clauses (a) and (c) of this Section 14.2) shall be limited to the amount by which the aggregate of all such Damages exceeds $10,000,000. For purposes of this Section 14.2, the representations and warranties shall be read as if references therein to the materiality to the Purchaser of any condition, fact, statement, event or act (including all references to "Material Adverse Effects" and "in all material respects") were deleted and the effect of any such references were deleted altogether. Thus, for example: (i) any representation that a statement is true and correct in all material respects shall be read as a representation that the statement is true and correct; (ii) any representation that a condition exists except to the extent that its failure to exist would not have a Material Adverse Effect on the Purchaser shall be read as a representation that such condition exists; and
(iii) any representation that no incidents of a specific nature have occurred that would have a Material Adverse Effect on the Purchaser shall be read as a representation that no incidents of such nature have occurred. For purposes of this Section 14.2, the covenants, representations and warranties shall be read as if references therein to the "knowledge of the Purchaser" were deleted in their entirety.


14.3 Exclusivity of Indemnification Rights. Notwithstanding any other provision of this Agreement, the sole right or remedy of either Party to this Agreement after the Closing with respect to a breach hereof (other than a breach of this Article XIV) shall be to exercise its rights under Section 14.1 or 14.2.

14.4             Third Party Claims.  If any Party (for purposes of this
Section 14.4, an "Indemnified Party") becomes aware of a fact, circumstance, claim, situation, demand or other matter for which it or any other Indemnified Party has been indemnified under this Article XIV and which has resulted or could result in a liability owed by the Indemnified Party to a third party or a claim otherwise advanced by a third party against the Indemnified Party (any such item being herein called a "Third Party Claim"), the Indemnified Party, shall give prompt written notice of the Third Party Claim to the Party obligated to provide indemnity with respect to such Third Party Claim (for purposes of this Section 14.4, the "Indemnifying Party"), requesting indemnification therefor, specifying the nature of and specific basis for the Third Party Claim and the amount or estimated amount thereof to the extent then feasible; provided, however, a failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually materially prejudiced by such failure. The Indemnifying Party shall have the right to assume the defence or investigation of such Third Party Claim and to retain counsel and other experts to represent the Indemnified Party and shall pay the fees and disbursements of such counsel and other experts. If within 30 days after receipt of the request (or five days if litigation is pending), the Indemnifying Party fails to give notice to the Indemnified Party that the Indemnifying Party assumes the defence or investigation of the Third Party Claim, an Indemnified Party may retain counsel and other experts (whose fees and disbursements shall be at the expense of the Indemnifying Party) to file any motion, answer or other pleading and take such other action which the Indemnified Party reasonably deems necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. If an Indemnifying Party assumes the defence or investigation and retains such counsel and other experts, any Indemnified Party shall have the right to retain its own counsel and other experts, but the fees and expenses of such counsel and other experts shall be at the expense of the Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party mutually agree to the retention of such counsel and other experts or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would, in the opinion of counsel retained by the Indemnifying Party, be inappropriate due to actual or potential differ in interests between them.

                 If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party defends, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. No Third Party Claim may be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. Unless the Indemnifying Party agrees in writing that the Damages to the Indemnified Party resulting from such settlement are fully covered by the indemnities provided herein and that such Damages are fully compensable in money, no Third Party Claim may be settled without the consent of the Indemnified Party, which consent will not be unreasonably withheld. Except with respect to settlements entered without the Indemnified Party's consent pursuant to the immediately preceding sentence, to the extent it is determined that the Indemnified Party has no right under this Article XIV to be indemnified by the Indemnifying Party, the Indemnified Party shall promptly pay to the Indemnifying Party any amounts previously paid or advanced by the Indemnifying Party with respect to such matters pursuant to this Article XIV.

                 After the delivery of a notice of a Third Party Claim hereunder, at the reasonable request of the Indemnifying Party the Indemnified Party shall grant the Indemnifying Party and its representatives full and complete access to the books, records and properties of the Indemnified Party to the extent reasonably related to the matters to which the notice relates. The Indemnifying Party will not disclose to any third person (except its representatives) any information obtained pursuant to the preceding sentence which is designated as confidential by the Indemnified Party and which is not otherwise generally available to the public, except as may be required by applicable law. The Indemnifying Party shall request its representatives not to disclose any such information (except as may be required by applicable law). All such access shall be subject to the normal safety regulations of the Indemnified Party, and shall be granted under conditions which will not unreasonably interfere with the business and operations of the Indemnified Party.


14.5 Claims Between the Parties. If any Party (for purposes of this Section 14.5, an "Indemnified Party") becomes aware of a fact, circumstance, claim, situation, demand or other matter (other than an Third Party Claim) for which it or any other Indemnified Party has been indemnified under this Article XIV and which has resulted or could result in a liability (any such items being herein called a "Claim") being owed to the Indemnified Party by another Party (the "Indemnifying Party"), the Indemnified Party shall give prompt written notice to the Indemnifying Party of the Claim, stating the nature and basis of the Claim and the amount claimed thereunder, together with supporting information to the Claim, if any. If the Indemnifying Party does not notify the Indemnified Party within 30 days from the date such Claim notice is given that it disputes the Claim, the amount of the Claim shall conclusively be deemed to be a liability of the Indemnifying Party hereunder.


14.6 Arbitration. If an Indemnified Party and an Indemnifying Party cannot reach agreement with respect to the validity or amount of any Third Party Claim or a Claim within 60 days after notice thereof is first given, the validity and amount thereof, as the case may be, shall be finally settled by arbitration in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or any organization successor thereto) then in effect (to the extent such rules do not conflict with the terms hereof), by a panel consisting of three arbitrators, each being qualified to make evaluations of the kind under dispute. Each of the Parties (with the Vendors being considered to be a single Party for such purpose) to such arbitration shall appoint one arbitrator and the two arbitrators so appointed shall select the third neutral arbitrator within 30 days after their appointment. If the arbitrators appointed by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Each arbitrator shall be unaffiliated with each of the Parties hereto. The Parties agree to be bound by whatever procedural and evidentiary rules are established by the panel of arbitrators. The arbitrators shall render their written decision and award, upon the concurrence of at least two of their members, within 90 days of the appointment of the third arbitrator. The decision of the arbitrators shall be binding on the Parties, final and non-appealable. Any arbitration award may be enforced in any court having jurisdiction over the Party against which enforcement is sought. The Party designated by the arbitrators as the unsuccessful Party shall pay the fees and expenses (including attorneys' fees) incurred in connection with the arbitration by all Parties thereto; provided that if the arbitrators do not designate either Party as the unsuccessful Party, the Purchaser shall bear 50% and the Vendors shall bear 50% of such fees and expenses.

                 The Parties agree to permit any arbitration under the SPA to be conducted as part of or in conjunction with any arbitration under this Agreement in order to facilitate the determination of liability and the payment of indemnity claims under this Agreement and the SPA.


14.7 Payment. Payments of all amounts owing hereunder with respect to any Third Party Claim shall be made within 30 days after (a) the settlement of the Third Party Claim, or (b) if arbitration has been commenced pursuant to
Section 14.6, the final resolution of such arbitration. Payments of all amounts owing hereunder with respect to any Claim shall be made within ten days after (i) the expiration of the 60-day Claim notice period without delivery of a notice of dispute, (ii) if arbitration has been commenced pursuant to Section 14.6, the final resolution of such arbitration, or (iii) if arbitration has been commenced pursuant to Section 14.6 and the subject matter of such arbitration is arbitrated pursuant to Section 14.5 of the SPA, the later of (x) the date that such arbitration is finally resolved and (y) the date that is the earlier of (A) the date that is six months after the date that such arbitration is finally resolved, and (B) the date that the analogous arbitration pursuant to Section 14.5 of the SPA is finally resolved.



                                   ARTICLE XV
                           AMENDMENT AND TERMINATION


15.1 Amendment. This Agreement may be amended only by a written instrument executed by the Parties.


15.2 Waiver. At any time on or before the Closing Date, each of the Parties may (a) extend the time for the performance of any of the obligations or other act of the other Party, (b) waive any inaccuracies in the representations and warranties made in this Agreement or in the Vendor Disclosure Schedule, (c) waive compliance with any of the agreements or conditions of this Agreement which may be legally waived, and (d) grant consents under this Agreement. Any such extension, waiver or grant shall be valid only if evidenced by a written instrument executed by the Party giving it.

15.3 Termination. This Agreement may be terminated at any time before the Closing by:


         (a) the mutual consent of the Boards of Directors of the Vendors and the Purchaser; or


         (b) by either the Purchaser or the Vendors if the Acquisition has not been consummated on or before March 31, 1997 or any later date which may be agreed to by the mutual written consent of the Purchaser and the Vendors; provided, however, that such right to terminate this Agreement shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that has proximately contributed to the failure of the Acquisition to occur on or before such date.


15.4 Consequences of Termination. If this Agreement is terminated as provided in Section 15.3, it shall forthwith become void and, except as otherwise provided in this Section 15.4, there shall be no liability or obligation on the part of any Party or their respective officers or directors. Notwithstanding the foregoing, the Confidentiality Agreement shall also survive such a termination. Nothing in this Section 15.4 shall, however, relieve any Party from any liability for any breach of this Agreement.



                                  ARTICLE XVI
                        INTERPRETATION AND MISCELLANEOUS


16.1 Non-Business Days. If the date on which any action (including the delivery of notices) to be taken under this Agreement is to occur falls on a day which is not a Business Day, such action will be deemed timely taken if taken on the first Business Day following.


16.2 Notices. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a Party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

                 (a) if to the Vendors or either of them or to Allied Parent, to such party (c/o, if applicable) at:

                          Allied Waste Industries, Inc.
                          7201 East Camelback Road, Suite 375
                          Scottsdale, Arizona 85251
                          Attention:  Steven M. Helm

                          Telecopy No.: (602) 481-9347

                 with a copy to:

                          Davies, Ward & Beck
                          1 First Canadian Place
                          P.O. Box 63
                          Toronto, Ontario Canada
                          M5X lB1

                          Attention: Nigel S. Wright

                          Telecopy No.: (416) 863-0871

         (b) if to the Purchaser or USA Waste, to such party (c/o, if with respect to the Purchaser) at:

                          USA Waste Services, Inc.
                          1001 Fannin, Suite 4000
                          Houston, Texas 77002

                          Attention:  Greg Sangalis

                          Telecopy No.: (713) 209-9711

                 with a copy to:

                          Blake, Cassels & Graydon
                          Box 25, Commerce Court West
                          Toronto, Ontario M5L 1A9

                          Attention:  Geoffrey S. Belsher

                          Telecopy No.:  (416) 863-2653

16.3 Entire Agreement. This Agreement, its Exhibits, the Vendor Disclosure Schedule, the Resource Recycling Schedule, all documents delivered under this Agreement and the Confidentiality Agreement constitute, and together with the Ancillary Agreements upon their execution and delivery as herein provided will constitute, the entire agreement, and supersede all of the prior agreements and undertakings, both written and oral, between the Parties, with respect to the subject matter of this Agreement.


16.4 Further Assurances. Each Party covenants and agrees that, from time to time subsequent to the Closing Date, such Party will, at the request and expense of the requesting Party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other Party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any Ancillary Agreement or any of the respective obligations intended to be created hereby or thereby.


16.5 Assignment: Binding Effect. This Agreement may not be assigned by any Party, except that the Purchaser may assign the benefit of this Agreement to any corporation that is a direct or indirect wholly-owned Subsidiary of USA Waste, provided that no such assignment shall release the assignor from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon the Parties and their respective successors and assigns.


16.6 Counterparts. This Agreement may be executed in counterparts which together shall constitute a single agreement.


16.7 Governing Law: Jurisdiction. This Agreement and the rights and obligations of the parties created hereby shall be governed by the internal Laws of the Province of Ontario without regard to its conflict of law rules. The Parties irrevocably consent and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom in connection with any dispute between or among them arising under this Agreement or any Ancillary Agreement.


16.8 Severability of Provisions. If a provision of this Agreement or its application to any Person or circumstance, is held invalid or unenforceable in any jurisdiction, to the extent permitted by law, such provision or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable and in other jurisdictions, and the remaining provisions of this Agreement, shall not be affected.


16.9 Specific Performance. Each Party agrees that the other Party would be irreparably damaged if any provision of this Agreement to be performed at or prior to Closing were not performed at or prior to Closing in accordance with its specific terms or was otherwise breached. Therefore, the Parties agree that each Party shall be entitled to an injunction or injunctions to prevent breaches of any such provision of this Agreement and to specifically enforce such provisions of this Agreement in any action instituted in any court of the United States or Canada or any state or province thereof having subject matter jurisdiction, in addition to any other remedy to which a Party may be entitled, at law or in equity.


16.10 Joint Drafting. This Agreement and its Exhibits have been jointly drafted by the Parties and their counsel. Neither this Agreement nor any of its Exhibits shall be construed against any Party based on its authorship.


16.11 Captions. The article and section headings in this Agreement are for convenience only, and shall not affect the meaning or interpretation of this Agreement.


16.12 No Third-Party Beneficiaries. There are no third-party beneficiaries of this Agreement, except that the respective Affiliates of the Parties are entitled to the benefits of the respective indemnification obligations of the Parties under Article XIV.

                 IN WITNESS WHEREOF this agreement as of the date first above written has been executed by the parties hereto.

ALLIED WASTE INDUSTRIES,                   ALLIED WASTE HOLDINGS
INC.                                       (CANADA) LTD.


by [ILLEGIBLE]                             by [ILLEGIBLE]
   --------------------------------           ---------------------------------

LAIDLAW WASTE SYSTEMS, INC.


by [ILLEGIBLE]
   --------------------------------


USA WASTE SERVICES, INC.                   CANADIAN WASTE SERVICES INC.


by [ILLEGIBLE]                             by [ILLEGIBLE]
   --------------------------------           ---------------------------------

                               FIRST AMENDMENT TO
                            SHARE PURCHASE AGREEMENT

              MEMORANDUM OF AGREEMENT made as of the 11th day of February, 1997.

B E T W E E N:

                               ALLIED WASTE INDUSTRIES, INC.,
                               a corporation existing under the laws of the State of Delaware,

                               (hereinafter referred to as "Allied Parent"),

                                                             OF THE FIRST PART,

                                    - and -

                               ALLIED WASTE HOLDINGS (CANADA) LTD., a
                               corporation existing under the Canada Business Corporations Act,

                               (hereinafter referred to as "Allied"),

                                                             OF THE SECOND PART,

                                    - and -

                               LAIDLAW WASTE SYSTEMS, INC.,
                               a corporation existing under the laws of the State of Delaware,

                               (hereinafter referred to as "LWSI"),

                                                             OF THE THIRD PART,

                                    - and -


                               USA WASTE SERVICES, INC.,
                               a corporation existing under the laws of the State of Delaware,

                               (hereinafter referred to as "USA Waste"),

                                                             OF THE FOURTH PART,

                                   - and -

                               CANADIAN WASTE SERVICES INC.,
                               a corporation existing under the laws of the Province of Ontario,

                               (hereinafter referred to as the "Purchaser"),

                                                             OF THE FIFTH PART.


                 WHEREAS LWSI holds, among other assets, shares in the capital of Laidlaw Waste Systems Ltd.;

                 AND WHEREAS Allied holds, among other assets, shares in the capital of Laidlaw Waste Systems (Canada) Ltd.;

                 AND WHEREAS Allied and LWSI are sometimes hereinafter collectively referred to as the "Vendors", and individually as a "Vendor";

                 AND WHEREAS pursuant to a Share Purchase Agreement (the "SPA") made as of January 15, 1997 between Allied Parent, Allied, LWSI, USA Waste and the Purchaser, the Purchaser agreed to purchase 1,197 common shares in the capital of Laidlaw Waste Systems Ltd. and 31,851 common shares in the capital of Laidlaw Waste Systems (Canada) Ltd. (collectively, the "Shares") from the Vendors;

                 AND WHEREAS capitalized terms not otherwise defined have the meaning ascribed to them in the SPA;

                 AND WHEREAS the parties hereto wish to amend certain provisions of the SPA;


                 NOW THEREFORE in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

                 Section 2.3 of the SPA is hereby deleted and replaced in its entirety as follows:

"2.3             Allocation of Purchase Price.  The Purchase Price shall be allocated between the Shares as follows: $402,000,000 shall be allocated to the 31,851 common shares in the capital of Laidlaw Waste Systems (Canada) Ltd.; and $116,000,000 shall be allocated to the 1,197 common shares in the capital of Laidlaw Waste Systems Ltd."

                 Except as expressly amended hereby, the SPA shall remain in full force and effect, unamended.

                 IN WITNESS WHEREOF this agreement as of the date first above written has been executed by the parties hereto.

ALLIED WASTE INDUSTRIES,                   ALLIED WASTE HOLDINGS
INC.                                       (CANADA) LTD.


by _______________________________         by _______________________________


LAIDLAW WASTE SYSTEMS, INC.


by _______________________________


USA WASTE SERVICES, INC.                   CANADIAN WASTE SERVICES INC.


by _______________________________         by _______________________________

                     AMENDMENT TO SHARE PURCHASE AGREEMENT


                       THIS AGREEMENT MADE as of the 27th day of February, 1997

A M O N G:


                       ALLIED WASTE INDUSTRIES, INC.
                       a corporation existing under the laws
                       of the State of Delaware,


                       - and -


                       ALLIED WASTE HOLDINGS (CANADA) LTD.,
                       a corporation existing under the
                       Canada Business Corporations Act,


                       - and -

                       LAIDLAW WASTE SYSTEMS, INC.,
                       a corporation existing under the
                       laws of the State of Delaware,


                       - and -


                       USA WASTE SERVICES, INC.,
                       a corporation existing under the
                       laws of the State of Delaware,


                       - and -

                       CANADIAN WASTE SERVICES INC.,
                       a corporation existing under the laws of the Province of Ontario,

                          WHEREAS the parties hereto (the "Parties") have
entered into a share purchase agreement dated as of January 15, 1997 (as amended by an agreement made as of February 11, 1997 between the Parties, the "Share Purchase Agreement");

                          AND WHEREAS the Parties wish to amend the terms of
the Share Purchase Agreement as provided herein;

                          NOW THEREFORE in consideration for the premises
contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties agree as follows:

                 (1)      The definition of the term "Closing Date" in section
1.1 of the Share Purchase Agreement shall be amended effective as of the date hereof to read as follows:

                          "Closing Date" means (a) March 7, 1997, which date
shall be extendible to any Business Day up to and including March 31, 1997 by written notice given by either the Vendors or the Purchaser not later than March 5, 1997 in the event that one or more of the conditions of Closing set forth herein in favour of the Vendors or the Purchaser, as the case may be, are not satisfied or waived on or before March 5, 1997, or (b) such other date as to which the Parties may agree.

                          IN WITNESS WHEREOF, this Agreement has been executed
by the Parties as of the date first above-written.


                                        ALLIED WASTE INDUSTRIES, INC.


                                        By:
                                           ------------------------------------


                                        ALLIED WASTE HOLDINGS (CANADA) LTD.


                                        By:
                                           ------------------------------------

                                        LAIDLAW WASTE SYSTEMS, INC.


                                        By:
                                           ------------------------------------



                                        USA WASTE SERVICES, INC.


                                        By:
                                           ------------------------------------



                                        CANADIAN WASTE SERVICES INC.

                                        By:
                                           ------------------------------------